US_ACTIVE\127894616\V-6 THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT THIRD AMENDMENT, dated as of October 23, 2024 (this “Agreement”), to the Second Amended and Restated Credit Agreement (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, including by this Agreement, the “Credit Agreement”) dated as of December 21, 2018, among InvenTrust Properties Corp., a corporation organized under the laws of the State of Maryland (the “Borrower”), the Lenders party thereto and KeyBank National Association, as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent desire to modify the Credit Agreement as herein set forth subject to the terms and conditions provided for in this Agreement. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: SECTION 1. Amendments to Credit Agreement. Subject to all of the terms and conditions set forth in this Agreement, the Borrower, the Lenders and the Administrative Agent hereby agree that the Credit Agreement (other than the schedules and exhibits thereto) is amended to incorporate the changes marked to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth on the copy of the Credit Agreement attached as Annex I. None of the Schedules or Exhibits to the Credit Agreement shall be modified or amended pursuant to this Agreement, except as follows: (a) Exhibits G and H attached to the Credit Agreement are hereby deleted in their entirety and replaced with Exhibits G and H attached hereto, respectively; (b) Exhibits K-1, K-2, K-3 and K-4 attached hereto are hereby inserted into Credit Agreement as new Exhibits K-1, K-2, K-3 and K-4, respectively; and (c) Schedules 5.6, 5.7 and 5.18 attached to the Credit Agreement are hereby deleted in their entirety and replaced with Schedules 5.6, 5.7 and 5.18 attached hereto, respectively. SECTION 2. Lenders and Commitments. 2.1 From and after the Third Amendment Effective Date, the Lenders shall be the lending institutions listed on the signature pages of this Agreement (excluding, for the avoidance of any doubt, the Exiting Lenders (as defined below)), their respective successors and assigns, and any other lending institutions that subsequently become parties to the Credit Agreement. As of the Third Amendment Effective Date, each Lender’s Commitment shall be the amount set forth opposite its signature page to this Agreement and the outstanding principal balance of the Loans and the participation interests of the Lenders in any outstanding Facility Letters of Credit shall be reallocated among the Lenders pursuant to the last paragraph of Section 2.1 of the Credit Agreement (as amended hereby). 2.2 Each of (i) Deutsche Bank AG New York Branch and (ii) Truist Bank (each, a “New Lender”) hereby agrees to perform all obligations with respect to its respective Commitment as if New Lender were an original Lender under and signatory to the Credit Agreement having a Commitment equal to its respective Commitment as set forth opposite its signature page to this Agreement, which obligations shall include, without limitation, the obligation to indemnify the Administrative Agent as provided in the Credit Agreement. Each New Lender (i) confirms that it has received a copy of the Credit Agreement (as amended hereby), together with copies of the financial statements requested by such New Lender and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and become a party to the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such

2 documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, and (v) agrees that its payment instructions and notice instructions are as set forth in the lender information form or administrative questionnaire provided to the Administrative Agent in connection with this Agreement. 2.3 On the Effective Date, each of (i) Pinnacle Bank and (ii) United Bank (each, an “Exiting Lender”) shall cease to be a Lender under, or a party to, the Credit Agreement and the other Loan Documents. As a condition to the effectiveness of this Agreement, Borrower shall pay to the Agent for the account of each Exiting Lender all outstanding interest, fees and other amounts due or accrued and unpaid to such Exiting Lender under the Credit Agreement and the other Loan Documents (it being understood that the outstanding principal balance of the Loans payable to such Exiting Lender shall be paid by the Advances made on the Effective Date by certain of the Lenders pursuant to Section 2.1 of this Amendment as a part of the reallocation of Loans contemplated thereby), and the Agent shall remit such amounts to such Exiting Lender on the Effective Date. Borrower, Agent and Lenders hereby consent to the making of all such payments to Exiting Lenders as contemplated in Section 2.1 above and this Section 2.3. Upon the making of such payments to each Exiting Lender, except for those terms, conditions, and provisions, which by their express terms survive the cancellation of Commitments or the termination of any Lender’s obligations under the Loan Documents (including, without limitation, any applicable indemnification or reimbursement provisions), such Exiting Lender’s Commitments under the Credit Agreement shall be reduced to $0 and terminated and such Exiting Lender shall have no further rights, duties or obligations with respect to or under the Loan Documents. Each Exiting Lender that has been issued a Note pursuant to the Credit Agreement will, promptly after the Third Amendment Effective Date, return to Borrower such Note, marked “Cancelled”. 2.4 Except as set forth in 2.3 above with respect to payments to be made to the Exiting Lenders on the Third Amendment Effective Date, all interest and fees accrued prior to the date of this Agreement under provisions of the Credit Agreement modified by this Agreement shall remain payable at the due dates set forth in the Credit Agreement. SECTION 3. Conditions of Effectiveness. This Agreement shall become effective as of the first date (the “Third Amendment Effective Date”) that all of the following conditions precedent shall have been satisfied: 3.1 The Administrative Agent’s receipt of the following, each of which shall be e- mails (in a .pdf format) or telecopies (in each case, followed promptly by originals to the extent requested by the Administrative Agent) and each in form and substance satisfactory to the Administrative Agent: (a) counterparts of this Agreement, duly executed by the parties hereto; (b) the delivery to the Agent of a Note duly executed by Borrower in favor of each Lender with respect to its Commitment (provided that, at the request of any Lender, a Note payable to such Lender shall not be issued and the Obligations of Borrower to such Lender shall be evidenced entirely by the Credit Agreement (as amended hereby) and the other Loan Documents with the same effect as if a Note had been issued to such Lender). Any Lender that receives a new Note pursuant to this Section 3.1(b) that has previously been issued a Note by Borrower will, promptly after the Third Amendment Effective Date,

3 return to Borrower such prior Note, marked “Replaced” (c) such certificates of resolutions or other action, incumbency certificates and/or other certificates of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; (d) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization; and (e) opinions of Latham & Watkins LLP, as special Illinois counsel to the Loan Parties and Venable LLP, as special Maryland counsel to the Loan Parties, each addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties, this Agreement and the other Loan Documents as the Administrative Agent may reasonably request; and (f) a certificate of the Borrower to the effect that (i) the conditions specified in Sections 3.2 and 3.3 have been satisfied, and (ii) no event has occurred and is continuing which constitutes an Unmatured Default. 3.2 The representations and warranties contained in Section 4 of this Agreement are true and correct to the extent provided in Section 4 of this Agreement. 3.3 There shall not have occurred since December 31, 2023, any event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. 3.4 The Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S. Patriot Act, and the Beneficial Ownership Regulation, in each case, to the extent requested at least five Business Days prior to the Third Amendment Effective Date. 3.5 Any fees owed to any Lender or Arranger required to be paid on or before the Third Amendment Effective Date shall have been paid. SECTION 4. Representations and Warranties. As of the date hereof and after giving effect to this Agreement, the representations and warranties set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (except to the extent (i) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects after giving effect to such qualification and (iii) for purposes of this Section 4, the representations and warranties contained in the first sentence of Section 5.4 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1 of the Credit Agreement). Each of the Loan Parties represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:

4 (a) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; (b) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement, except for filings for reporting purposes required under applicable securities laws; (c) this Agreement has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity; (d) no Unmatured Default shall exist or would result from the consummation of the transactions contemplated by this Agreement; and (e) the execution, delivery and performance by it of this Agreement will not (i) contravene the terms of any of its organization documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any contractual obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable law. SECTION 5. [Reserved]. SECTION 6. Ratification. (a) The Credit Agreement, as amended by this Agreement, and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties. The amendments contained in Section 1 hereof shall be deemed to have prospective application only. This Agreement is not intended to and shall not constitute a novation. Each of the Loan Parties hereby (i) confirms and agrees that the Borrower is truly and justly indebted to the Administrative Agent and the Lenders in the aggregate amount of the Obligations without defense, counterclaim or offset of any kind whatsoever, other than payment in full, and (ii) reaffirms and admits the validity and enforceability of the Credit Agreement, as amended by this Agreement, and the other Loan Documents. (b) This Agreement shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein or a waiver of any Unmatured Default or Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any Lender may now have or have in the future against any Person under or in connection with the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

5 SECTION 7. Modifications. Neither this Agreement, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto. SECTION 8. References. The Loan Parties acknowledge and agree that this Agreement constitutes a Loan Document. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as the Credit Agreement may in the future be amended, restated, supplemented or modified from time to time. SECTION 9. Counterparts. This Agreement may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart. This Agreement may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper hereof which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. For purposes hereof, “Electronic Signature” shall have the meaning assigned to it by 15 USC §7006, as it may be amended from time to time. Upon the reasonable request of the Administrative Agent, any Electronic Signature of any other party hereto shall, as promptly as practicable, be followed by a manually executed counterpart thereof. SECTION 10. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. SECTION 11. Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction. SECTION 12. Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS. SECTION 13. Headings. Section headings in this Agreement are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement. [The remainder of this page left blank intentionally]

70,000,000.00

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement COMMITMENT: JPMORGAN CHASE BANK, N.A. $60,000,000.00 By: Name: David Glenn Title: Authorized Signatory

Signature Page to Third Amendment to Second Amended and Restated Credit Agreement COMMITMENT: TRUIST BANK $37,500,000.00 By: Name: Ryan Almond Title: Director

The undersigned Exiting Lender hereby joins in the execution of this Agreement solely for purposes of acknowledging its agreement to the terms and conditions set forth in Section 2.3 of this Agreement. PINNAC1 E BANK By: Name: J. Patrick`Daugherty Title: Senior Vice President Signature Page to Third Amendment to Second Amended and Restated Credit Agreement

Annex 1 ANNEX I TO THIRD AMENDMENT (marked copy of the Credit Agreement) (see attached)

US_Active\121281000US_ACTIVE\127990919\V-10-8 Conformed through Third Amendment SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF DECEMBER 21, 2018 AMONG INVENTRUST PROPERTIES CORP. AS BORROWER, KEYBANK NATIONAL ASSOCIATION AS ADMINISTRATIVE AGENT, KEYBANC CAPITAL MARKETS INC., AND AS JOINT LEAD ARRANGER AND JOINT BOOK MANAGER AND WELLS FARGO BANK, NATIONAL ASSOCIATION AS CO-SYNDICATION AGENT WELLS FARGO SECURITIES, LLC, AS JOINT LEAD ARRANGERARRANGERS AND JOINT BOOK MANAGERMANAGERS, AND JPMORGAN CHASE BANK, N.A. AS CO-SYNDICATION AGENT AND AS JOINT LEAD ARRANGER , BOFA AND BofA SECURITIES, INC. AND PNC CAPITAL MARKETS LLC, NATIONAL ASSOCIATION AS JOINT LEAD ARRANGERSPASSIVE BOOKRUNNERS, WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A. AND PNC BANK, NATIONAL ASSOCIATION , AS CO-DOCUMENTATIONCO-SYNDICATION AGENTS, AND THE OTHER LENDERS FROM TIME TO TIME PARTIES HERETO

US_Active\121281000US_ACTIVE\127990919\V-10-8 - i - TABLE OF CONTENTS Page ARTICLE I. DEFINITIONS 1 ARTICLE II. THE CREDIT 40 2.1. Generally. 40 2.2. Ratable and Non Ratable Advances. 40 2.3. Periodic Principal Payments. 40 2.4. Final Principal Payment. 41 2.5. Facility Fee. 41 2.6. Other Fees. 42 2.7. Minimum Amount of Each Advance. 42 2.8. Method of Selecting Types and Interest Periods for New Advances. 42 2.9. Conversion and Continuation of Outstanding Advances. 43 2.10. Changes in Interest Rate, Etc 43 2.11. Rates Applicable After Default 44 2.12. Method of Payment 44 2.13. Notes; Telephonic Notices 45 2.14. Interest Payment Dates; Interest and Fee Basis 45 2.15. Notification of Advances, Interest Rates and Prepayments 45 2.16. Inability to Determine Interest Rate. 46 2.17. Lending Installations 48 2.18. Non-Receipt of Funds by the Administrative Agent 48 2.19. Replacement of Lenders under Certain Circumstances 49 2.20. Usury 50 2.21. Extension of Facility Termination Date 50 2.22. Termination or Increase in Commitments 51 2.23. Applications of Moneys Received 52 ARTICLE IIA LETTER OF CREDIT SUBFACILITY 53 2A.1 Obligation to Issue 53 2A.2 Types and Amounts 53 2A.3 Conditions 54 2A.4 Procedure for Issuance of Facility Letters of Credit 55 2A.5 Reimbursement Obligations; Duties of Issuing Bank 56 2A.6 Participation 56 2A.7 Payment of Reimbursement Obligations 57 2A.8 Compensation for Facility Letters of Credit 58 2A.9 Letter of Credit Collateral Account 59 2A.10 Obligations Absolute 59 ARTICLE III. CHANGE IN CIRCUMSTANCES 60 3.1. Yield Protection 60 3.2. Changes in Capital Adequacy Regulations 61 3.3. [Reserved] 62 3.4. Funding Indemnification 62 3.5. Taxes 62 3.6. Lender Statements; Survival of Indemnity 66 ARTICLE IV. CONDITIONS PRECEDENT 67

Page 4.1. Initial Advance 67 4.2. Each Advance and Issuance 69 ARTICLE V. REPRESENTATIONS AND WARRANTIES 70 5.1. Existence 70 5.2. Authorization and Validity 70 5.3. No Conflict; Government Consent 70 5.4. Financial Statements; Material Adverse Effect 71 5.5. Taxes 71 5.6. Litigation 72 5.7. Subsidiaries 72 5.8. ERISA 72 5.9. Accuracy of Information 72 5.10. Regulations of the Board 73 5.11. Material Agreements 73 5.12. Compliance With Laws 73 5.13. Ownership of Properties 73 5.14. Investment Company Act 73 5.15. Solvency 74 5.16. Insurance 74 5.17. REIT Status 75 5.18. Environmental Matters 75 5.19. Unencumbered Properties 76 5.20. Anti-Terrorism Laws 76 5.21. Beneficial Ownership Certification 77 ARTICLE VI. COVENANTS 77 6.1. Financial Reporting 78 6.2. Use of Proceeds 80 6.3. Notice of Default 80 6.4. Conduct of Business 81 6.5. Taxes 81 6.6. Insurance 81 6.7. Compliance with Laws 81 6.8. Maintenance of Properties 82 6.9. Inspection 82 6.10. Maintenance of Status 82 6.11. Dividends; Distributions; Redemptions 82 6.12. [Intentionally Deleted] 83 6.13. Plan Assets 83 6.14. Liens 83 6.15. Affiliates 83 6.16. [Reserved] 84 6.17. Indebtedness and Cash Flow Covenants 84 6.18. Environmental Matters 85 6.19. Permitted Investments 86 6.20. Negative Pledges 86 6.21. Subsidiary Guaranty 87 6.22. Intentionally Omitted 88 6.23. Mergers, Consolidations and Sales of Assets 89 ARTICLE VII. DEFAULTS 90 ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES 92 8.1. Acceleration 92 US_Active\121281000US_ACTIVE\127990919\V-10-8

Page 8.2. Amendments 93 8.3. Preservation of Rights 94 ARTICLE IX. GENERAL PROVISIONS 94 9.1. Survival of Representations 94 9.2. Governmental Regulation 94 9.3. [Intentionally Deleted] 94 9.4. Headings 94 9.5. Entire Agreement 95 9.6. Several Obligations; Benefits of the Agreement 95 9.7. Expenses; Indemnification 95 9.8. Numbers of Documents 96 9.9. Accounting 96 9.10. Severability of Provisions 97 9.11. No Advisory or Fiduciary Responsibility 97 9.12. Choice of Law 98 9.13. Consent to Jurisdiction 98 9.14. Waiver of Jury Trial 98 9.15. Other Agents. 99 9.16. Acknowledgement and Consent to Bail In of Affected Financial Institutions 99 9.17. Acknowledgement Regarding Any Supported QFCs. 99 9.18. Erroneous Payments. 100 ARTICLE X. THE ADMINISTRATIVE AGENT 103 10.1. Appointment 103 10.2. Powers 104 10.3. General Immunity 104 10.4. No Responsibility for Loans, Recitals, etc 104 10.5. Action on Instructions of Lenders 105 10.6. Employment of Agents and Counsel 105 10.7. Reliance on Documents; Counsel 105 10.8. Administrative Agent’s Reimbursement and Indemnification 105 10.9. Rights as a Lender 106 10.10. Lender Credit Decision 106 10.11. Successor Administrative Agent 107 10.12. Notice of Defaults 107 10.13. Requests for Approval 108 10.14. Defaulting Lender Adjustments 108 10.15. Certain ERISA Matters. 110 ARTICLE XI. SETOFF; RATABLE PAYMENTS 111 11.1. Setoff 111 11.2. Ratable Payments 112 ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS 112 12.1. Successors and Assigns 112 12.2. Participations 113 12.3. Assignments 114 12.4. Dissemination of Information 115 12.5. Tax Treatment 115 12.6. Confidentiality 115 ARTICLE XIII. NOTICES 116 13.1. Giving Notice 116 13.2. Change of Address. 116 ARTICLE XIV. PATRIOT ACT 117 US_Active\121281000US_ACTIVE\127990919\V-10-8

Page ARTICLE XV. COUNTERPARTS 117 US_Active\121281000US_ACTIVE\127990919\V-10-8

US_Active\121281000US_ACTIVE\127990919\V-10-8 EXHIBITS EXHIBIT A COMPLIANCE CERTIFICATE EXHIBIT B ASSIGNMENT AGREEMENT EXHIBIT C LIST OF INITIAL SUBSIDIARY GUARANTORS[RESERVED] EXHIBIT D SUBSIDIARY GUARANTY EXHIBIT E [RESERVED] EXHIBIT F BORROWING NOTICE EXHIBIT G PRICING SCHEDULE EXHIBIT H LIST OF INITIAL UNENCUMBERED PROPERTIES AS OF THIRD AMENDMENT EFFECTIVE DATE EXHIBIT I FORM OF NOTE EXHIBIT J FORM OF AMENDMENT REGARDING INCREASE EXHIBIT K-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE EXHIBIT K-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE EXHIBIT K-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE EXHIBIT K-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE SCHEDULE 5.6 LITIGATION SCHEDULE 5.7 SUBSIDIARIES OF BORROWER SCHEDULE 5.18 ENVIRONMENTAL MATTERS

US_Active\121281000US_ACTIVE\127990919\V-10-8 SECOND AMENDED AND RESTATED CREDIT AGREEMENT This Second Amended and Restated Credit Agreement (the “Agreement”) dated as of December 21, 2018, is among InvenTrust Properties Corp., a corporation organized under the laws of the State of Maryland (the “Borrower”), KeyBank National Association, a national banking association, Wells Fargo Bank, National Association, a national banking association, Bank of America, N.A., JPMorgan Chase Bank, N. A., PNC Bank, National Association and the several other banks, financial institutions and entities from time to time parties to this Agreement (collectively, the “Lenders”), KeyBank National Association, not individually, but as “Administrative Agent”, JPMorgan Chase Bank, N. A., not individually but as a “Co-Syndication Agent”, Wells Fargo Bank, National Association, not individually but as a “Co-Syndication Agent”, Bank of America, N.A., not individually but as a “Co-DocumentationCo-Syndication Agent”, and PNC Bank, National Association, not individually but as a “Co-DocumentationCo-Syndication Agent”. RECITALS A. The Borrower is primarily engaged in the business of purchasing, owning, operating, leasing and managing commercial real estate properties. B. This Agreement amends and restates in its entirety that certain Amended and Restated Credit Agreement dated as of February 3, 2015, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of November 5, 2015, by and among the Borrower, the Administrative Agent, KeyBank National Association, a national banking association, Wells Fargo Bank, National Association, a national banking association, JPMorgan Chase Bank, N. A. and certain other banks (as so amended, the “Original Credit Agreement”). C. Borrower desires to amend and restate the Original Credit Agreement to increase the Aggregate Commitment, to extend the Facility Termination Date, to modify the interest rates thereunder and to make certain other changes to the terms and conditions thereof and the Administrative Agent, the Co-Syndication Agents and the Lenders are willing to do so on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows: ARTICLE I. DEFINITIONS As used in this Agreement:

“ABR Applicable Margin” means, as of any date, the Applicable Margin used to determine the Floating Rate as determined from time to time in accordance with the definition of “Applicable Margin”. “Acquisition” means any transaction, or any series of related transactions, consummated on or after the Agreement Effective Date, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or of the outstanding membership interests in a limited liability company. “Act” is defined in Article 14. “Adjusted Daily Simple SOFR ” means the greater of (1) the sum of (a) Daily Simple SOFR and (b) the applicable SOFR Index Adjustment and (2) the Floor. “Adjusted EBITDA” means, as of any date, the Consolidated NOI for the most recent four (4) fiscal quarters of the Borrower for which financial results have been reported, as adjusted by (i) adding thereto interest income and dividend income on Marketable Securities (but only to the extent dividend income does not constitute more than five percent (5%) of total Adjusted EBITDA), (ii) deducting therefrom any income attributable to Excluded Tenants; (iii) adding or deducting for, as appropriate, any adjustment made under GAAP for straight lining of rents, gains or losses from sales of assets, extraordinary items, impairment and other non-cash charges, depreciation, amortization, interest expenses, taxes; (iv) deducting therefrom the applicable Capital Reserves for such period; (v) adding thereto, without duplication, the Consolidated Group Pro Rata Share of the aggregate Net Operating Income for such four (4) fiscal quarters from Projects owned by Investment Affiliates at the end of such period, adjusted in the manner set forth in clauses (i) through (iv) of this sentence, and (vi) deducting therefrom the Borrower’s actual general and administrative expenses and asset management fees (unless such has been subordinated to this Facility). “Adjusted Term SOFR ” means for any Available Tenor and Interest Period with respect to a SOFR Loan, the greater of (1) sum of (a) Term SOFR for such Interest Period and (b) the applicable SOFR Index Adjustment and (2) the Floor. “Adjusted Unencumbered NOI” means Unencumbered Pool NOI less the applicable Capital Reserves. “Administrative Agent” means KeyBank National Association in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X. - 2 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by one or more of the Lenders to the Borrower of the same Type and, in the case of Term SOFR Rate Advances, for the same Interest Period. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. In no event shall the Administrative Agent be deemed to be an Affiliate of the Borrower. “Aggregate Commitment” means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which, as of the FirstThird Amendment Effective Date, equal $350,000,000500,000,000, as such amounts may be increased or decreased hereafter in accordance with Section 2.22 hereof. “Agreement” is defined in the Recitals hereto. “Agreement Effective Date” means the date this Agreement has been fully executed and delivered by the Borrower and the Lenders and the initial Advance hereunder has been made. “Alternate Base Rate” means, for any day, a rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of Federal Funds Effective Rate for such day plus 0.5% per annum, (iii) the sum of the Adjusted Term SOFR Rate that would apply to a one month Interest Period beginning on such day, plus 1.00% per annum, and (iv) the Floor. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Adjusted Term SOFR, respectively. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption. “Anti-Terrorism Laws” is defined in Section 5.20. “Applicable Margin” means the applicable margin set forth in the pricing schedule contained in Exhibit G used in calculating the interest rate applicable to the various Types of Advances, subject to the conditions set forth in Exhibit G with respect to the effective date of changes in such applicable margins. “Applicable Sustainability Adjustment” means, for any Sustainability Adjustment Period (beginning with the Sustainability Adjustment Period commencing with the calendar year 2022), - 3 - US_Active\121281000US_ACTIVE\127990919\V-10-8

determined by reference to the Sustainability Rating reported in the certificate delivered by the Borrower pursuant to Section 6.1(i) for the immediately preceding calendar year (a “Reference Year”): (a) if the Sustainability Rating for such Reference Year shall be equal to or greater than 61, the Applicable Sustainability Adjustment for such Sustainability Adjustment Period shall be a one basis point reduction in the Applicable Margins; and (b) if (i) the Sustainability Rating for such Reference Year is less than 61, or (ii) the Borrower shall have elected in its sole discretion to not report a Sustainability Rating Adjustment for the applicable Reference Year, the Applicable Sustainability Adjustment for such Sustainability Adjustment Period shall be zero and there shall be no Applicable Sustainability Adjustment to the Applicable Margins; provided that this clause (b) shall not apply if the Sustainability Rating for such Reference Year cannot be determined due to the occurrence of any event described in clause (A), (B) or (C) of clause (i) of the following proviso; provided, that, notwithstanding the foregoing, (i) if (A) GRESB fails or is no longer able to issue a Sustainability Rating, or otherwise delays the issuance of a Sustainability Rating without the consent of the Borrower, (B) GRESB notifies the Borrower, or makes an announcement to the effect, that it will no longer issue a Sustainability Rating, or (C) the scoring methodologies or other basis upon which the Sustainability Rating is determined shall materially change from the methodologies and basis for the determination of the Sustainability Rating in effect for the Reference Year 2020, then in any such case, (x) the Borrower or the Administrative Agent (acting on the instructions of the Required Lenders) may request that negotiations be entered into between the Borrower and the Administrative Agent (for a period of no more than 30 consecutive days, or such longer period as may be mutually agreed by the Borrower and the Administrative Agent (with the consent of the Required Lenders)) with a view to agreeing on a substitute basis for determining a Sustainability Rating; (y) during any such negotiation period, the Applicable Sustainability Adjustment with respect to the applicable Sustainability Adjustment Period shall be determined pursuant to clause (a) or (b) of this definition above, based on the Sustainability Rating that was in effect and applied immediately prior to the date on which such negotiation period commenced; (z) if no agreement can be reached between the Borrower and the Administrative Agent during such negotiation period, unless otherwise agreed by the Borrower and the Required Lenders, the Applicable Sustainability Adjustment shall be determined pursuant to clause (b) of this definition above and shall apply to the Applicable Margin from and after the last day of such negotiation period; - 4 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(ii) until the delivery of the certificate delivered in respect of the Reference Year 2021 pursuant to Section 6.1(i), the Applicable Sustainability Adjustment shall be zero and there shall be no Applicable Sustainability Adjustment to the Applicable Margins; (iii) the Borrower may elect to deliver to the Administrative Agent a revised certificate for any Reference Year reflecting a revised Sustainability Rating, and commencing on the first day of the calendar quarter immediately following the date of delivery of such revised certificate through the end of such Sustainability Adjustment Period, such revised Sustainability Rating shall apply; and (iv) any Applicable Sustainability Adjustment to the Applicable Margins shall take effect on the applicable Sustainability Adjustment Date. “Approved Bank” means any bank, finance company, insurance company or other financial institution (a) which has (i) (x) a minimum net worth of $500,000,000 and/or (y) total assets of $10,000,000,000, and (ii) a minimum long-term debt rating of (x) BBB+ or higher by S&P, and (y) Baa1 or higher by Moody’s, or (b) which is approved by the Administrative Agent, which approval shall not be unreasonably withheld. “Arrangers” means, collectively, Keybanc(i) KeyBanc Capital Markets Inc., and Wells Fargo Securities, LLC, J.P. Morganin their capacities as joint lead arrangers and joint book managers (the “Joint Lead Arrangers and Joint Book Managers”), and (ii) JPMorgan Chase Bank, N.A., BofA Securities, Inc. and PNC Capital Markets, LLC, in their capacities as joint lead arrangerspassive bookrunners (the “Joint Passive Bookrunners”). “Article” means an article of this Agreement unless another document is specifically referenced. “Authorized Officer” means any of the President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, Vice President and Chief Financial Officer, Vice President, Controller and Chief Accounting Officer or Executive Vice President and General Counsel of Borrower, acting singly. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.16(b)(iv). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. - 5 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means the Bankruptcy Code of the United States of America, as amended from time to time. “Benchmark” means, initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.16(b). “Benchmark Replacement” means, with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (ii) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities. “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: - 6 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component - 7 - US_Active\121281000US_ACTIVE\127990919\V-10-8

thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, with respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means, with respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16(a) and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16(b). “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Borrower” means InvenTrust Properties Corp., a corporation organized under the laws of the State of Maryland, and its permitted successors and assigns. “Borrowing Date” means a date on which an Advance is made hereunder. “Borrowing Notice” is defined in Section 2.8. “Business Day” means (i) any day other than Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio or New York, New York are authorized or required by law to close and (ii) with respect to any matters relating to SOFR Loans, a SOFR Business Day. - 8 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Capital Reserves” means for any period of four (4) consecutive fiscal quarters, an amount equal to $0.15 per square foot of leasable space. “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing. “Capitalization Rate” means 6.50%. “Capitalized Lease” of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person. “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP. “Cash Equivalents” means, as of any date: (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date; (ii) mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P and P-1 by Moody’s; (iii) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; (iv) certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P, and not less than P-1 by Moody’s and which has a long term unsecured debt rating of not less than A1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon - 9 - US_Active\121281000US_ACTIVE\127990919\V-10-8 the option of the holders thereof on or prior to a date three months from the date of their purchase; (v) bonds or other obligations having a short term unsecured debt rating of not less than A-1 by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing; (vi) repurchase agreements issued by an entity rated not less than A-1 by S&P, and not less than P-1 by Moody’s which are secured by U.S. Government securities of the type described in clause (i) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into; (vii) short term promissory notes rated not less than A-1 by S&P, and not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and (viii) commercial paper (having original maturities of not more than 365 days) rated at least A-1 by S&P and P-1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligations rated at least A1 by Moody’s. “Change in Control” means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Borrower’s Capital Stock representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower; provided however, that Persons acquiring Capital Stock of Borrower from Borrower in connection with an acquisition or other transaction with Borrower, without any agreement among such Persons to act together to hold, dispose of, or vote such shares following the acquisition of such shares, shall not be considered a “group” for purposes of this clause (i); or (ii) any change in the majority of the Board of Directors or Board of Trustees of Borrower during any twelve (12) month period, excluding any new directors or trustees whose election by such Board or whose nomination for election by the holders of Borrower’s Capital Stock was approved by a vote of a majority of the directors or trustees then still in office who were either directors or trustees at the beginning of such period or whose election or nomination for election was previously so approved and excluding any change in directors or trustees resulting from (w) the retirement/resignation of any director or trustee as a result of age, illness or compliance with any written policy of Borrower requiring retirement/resignation from the Board upon reaching the retirement age specified in such policy or in connection with Borrower’s majority voting policy, (x) the death or disability of any director or trustee, or (y) satisfaction of any requirement for the majority of the members of the board of - 10 - US_Active\121281000US_ACTIVE\127990919\V-10-8

directors or trustees of Borrower to qualify under applicable law as independent directors or trustees or (z) the replacement of any director or trustee who is an officer or employee of Borrower or an affiliate of Borrower with any other officer or employee of Borrower or an affiliate of Borrower. “CME” means CME Group Benchmark Administration Ltd. “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time. “Commitment” means, for each Lender, the obligation of such Lender to make Loans on the terms and conditions set forth herein not exceeding the amount set forth opposite its signature page to the FirstThird Amendment or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3(b), as such amount may be modified from time to time pursuant to the terms hereof. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Conforming Changes” means, with respect to either the use or administration of Daily Simple SOFR or Term SOFR, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.4 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Debt Service” means, for any period, without duplication, (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness taken into account in calculating Consolidated Interest Expense which were required to be made during such period (excluding optional or balloon payments) plus (c) a percentage of scheduled principal payments - 11 - US_Active\121281000US_ACTIVE\127990919\V-10-8

by any Investment Affiliate on Indebtedness of such Investment Affiliate taken into account in calculating Consolidated Interest Expense which were required to be made during such period (excluding optional or balloon payments), equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate. “Consolidated Group” means the Borrower and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP. “Consolidated Group Pro Rata Share” means, with respect to any Investment Affiliate, the percentage of the total economic ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the percentage of the total then-current value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate. “Consolidated Interest Expense” means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to that portion of Consolidated Outstanding Indebtedness during such period incurred by members of the Consolidated Group plus (b) the applicable Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of each Investment Affiliate, for such period attributable to Indebtedness of such Investment Affiliate, whether recourse or non-recourse, provided that Consolidated Interest Expense shall exclude (i) interest expense on construction loans during such period to the extent such interest expense was paid from an interest reserve established under such construction loan, (ii) non-cash components of interest expense (including but not limited to, the amortization of financing costs and debt premiums), (iii) nonrecurring prepayment premiums or penalties and (iv) the interest component of any Capitalized Lease Obligations. “Consolidated NOI” means, as of any date, without duplication, the aggregate Net Operating Income for the most recent four (4) fiscal quarters for which financial results of Borrower has been reported from all Projects owned by the Consolidated Group at the end of such fiscal quarter. “Consolidated Outstanding Indebtedness” means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (whether recourse or non-recourse), plus, without duplication, (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate outstanding on such date other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group. “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code. - 12 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Conversion/Continuation Notice” is defined in Section 2.9. “Covered Party” is defined in Section 9.17. “Co-Syndication Agent” shall mean eitherany of Wells Fargo Bank, National Association or, JPMorgan Chase Bank, N.A., Bank of America, N.A., or PNC Bank, National Association, each acting in its capacity as co-syndication agent hereunder and not in its capacity as a Lender. “Credit Rating” means, as of any date, with respect to either Moody’s, S&P or Fitch, the most recent credit rating assigned to the senior, unsecured, non-credit enhanced, long-term debt of the Borrower issued by such rating agency prior to such date. “Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with the Administrative Agent’s customary practice) equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days (or such other period as determined by the Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the Daily Simple SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Daily Simple SOFR Advance” means a Borrowing comprised of Daily Simple SOFR Loans. “Daily Simple SOFR Loan” means each Loan bearing interest at a rate based upon Daily Simple SOFR Rate. “Daily Simple SOFR Rate” means Adjusted Daily Simple SOFR plus the SOFR Applicable Margin in effect from time to time. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. - 13 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Default” means an event described in Article VII. “Defaulting Lender” means, subject to Section 10.14, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become subject to a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 10.14) upon delivery of written notice of such determination to the Borrower, the Issuing Bank, and each Lender. “Default Rate” means the interest rate which may apply during the continuance of a Default pursuant to Section 2.11 which shall mean that (i) each SOFR Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 4% per annum and (ii) each Floating Rate Advance shall bear interest - 14 - US_Active\121281000US_ACTIVE\127990919\V-10-8

at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 4% per annum. “Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware. “Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division. “Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act. “Designated Persons” means a person or entity (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order; (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the subject of any Sanctions Laws and Regulations; (c) in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN. “Development Projects” means, as of any date, all Projects then under development and all land scheduled to commence development within twelve (12) months, provided that a Project shall no longer be included in Development Projects (and therefore shall be valued based on its Net Operating Income) upon the earlier of (i) the expiration of the third full fiscal quarter after substantial completion (which shall mean the receipt of a temporary certificate of occupancy or a final certificate of occupancy) of such Project and (ii) the last day of the first full fiscal quarter in which the Consolidated NOI attributable to such Project divided by the applicable Capitalization Rate exceeds the book value in accordance with GAAP of such Project at the time it was placed into service. “Dividend Payout Ratio” means, for any given period of time for any Person, the ratio of (a) an amount equal to (i) 100% of all dividends or other distributions, direct or indirect, on account of any equity interest of such Person (except for special cash dividends or distributions payable solely in additional equity interests of the same class) during such period, less (ii) any amount of such dividends or distributions constituting Dividend Reinvestment Proceeds, to (b) Funds From Operations of such Person for such period. “Dividend Reinvestment Proceeds” means all dividends or other distributions, direct or indirect, on account of any equity interest of any Person which any holder(s) of such equity interest directs to be used, concurrently with the making of such dividend or distribution, for the purpose of purchasing for the account of such holder(s) additional equity interests in such Person or its subsidiaries. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, - 15 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligible Ground Lease” means an unsubordinated ground lease as to which no default has occurred and is continuing beyond the expiration of any applicable grace or cure period containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of thirty (30) years or more from the date the applicable Project was added to the Unencumbered Pool; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so and (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease. “Eligible Unencumbered Property” means any stabilized commercial property located in the United States which, as of any date of determination, (a) is wholly owned by the Borrower, a Wholly-Owned Subsidiary, or a Joint Venture, in fee simple or pursuant to an Eligible Ground Lease, (b) is a retail project, (c) is not subject to any Liens securing Indebtedness or any other Liens (other than Permitted Liens) or claims (including restrictions on transferability or assignability) of any kind (including any such Lien, claim or restriction imposed by the organizational documents of any such Wholly-Owned Subsidiary), (d) is not subject to any agreement (other than the Term Loan Documents and Other Pari Passu Debt Documents) which prohibits or limits the ability of the Borrower, any such Wholly-Owned Subsidiary or any such Joint Venture to create, incur, assume or suffer to exist any Lien thereon or upon the Capital Stock of any such Wholly-Owned Subsidiary or any such Joint Venture, in any such case, in violation of Section 6.20, (e) is not subject to any agreement (other than the Term Loan Documents and Other Pari Passu Debt Documents) which entitles any Person to the benefit of any Lien (other than Liens in favor of Lenders and other Permitted Liens) thereon or upon the Capital Stock of any such Wholly-Owned Subsidiary or any such Joint Venture or would entitle any Person to the benefit of any Lien thereon or on such Capital Stock upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause), and (f) is not the subject of any material environmental, title or structural issue, as evidenced by a certification of the Borrower. No such commercial property owned by a Wholly-Owned Subsidiary or Joint Venture shall be deemed to be an Eligible Unencumbered Property unless: (i) all Capital Stock of each entity in the chain of ownership between such Wholly-Owned Subsidiary or such Joint Venture (as applicable) and Borrower is not subject to any of the - 16 - US_Active\121281000US_ACTIVE\127990919\V-10-8

matters described in clauses (c), (d) or (e) of the preceding sentence, except in connection with the Loan Documents, the Term Loan Documents and/or the Other Pari Passu Debt Documents, (ii) no bankruptcy or insolvency has occurred and is continuing with respect to such Wholly-Owned Subsidiary, Joint Venture, or any entity in the chain of ownership between such Wholly-Owned Subsidiary or such Joint Venture (as applicable) and Borrower, (iii) such Wholly-Owned Subsidiary or such Joint Venture (as applicable) has no Indebtedness (other than pursuant to the Loan Documents, the Term Loan Documents and/or the Other Pari Passu Debt Documents), and (iv) no such entity in the chain of ownership between such Wholly-Owned Subsidiary or such Joint Venture (as applicable) and Borrower has Indebtedness other than pursuant to the Loan Documents, the Term Loan Documents and/or the Other Pari Passu Debt Documents or Secured Indebtedness or Guarantee Obligations relating solely to Secured Indebtedness of such entity’s other direct or indirect Subsidiaries. Notwithstanding the foregoing, the Required Lenders may, in their sole discretion, elect to approve the addition of any Project which does not meet all of the criteria set forth in the first sentence of this definition as an Eligible Unencumbered Property despite such failure. “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right to Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any Reportable Event; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; - 17 - US_Active\121281000US_ACTIVE\127990919\V-10-8

or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. “Erroneous Payment Deficiency Assignment” is defined in Section 9.18(d). “Erroneous Payment Impacted Class” is defined in Section 9.18(d). “Erroneous Payment Return Deficiency” is defined in Section 9.18(d). “Erroneous Payment Subrogation Rights” is defined in Section 9.18(d). “ESG” has the meaning assigned thereto in Section 8.4. “ESG Amendment” has the meaning assigned thereto in Section 8.4. “ESG Amendment Deadline” has the meaning assigned thereto in Section 8.4. “ESG Applicable Rate Adjustments” has the meaning assigned thereto in Section 8.4. “ESG KPI Metrics” has the meaning assigned thereto in Section 8.4. “ESG Pricing Provisions” has the meaning assigned thereto in Section 8.4. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Excluded Subsidiary” means, a Subsidiary which (A) owns Projects subject to Indebtedness and the terms of the loan documents for such Indebtedness preclude such Subsidiary from entering into the Subsidiary Guaranty, or (B) is an entity which (x) owns no Properties or (y) owns only direct or indirect interests in Projects that are not Unencumbered Properties, so long as the assets owned by the entities subject to this clause (B), in the aggregate, constitute less than 5% of Total Asset Value. For the avoidance of doubt, as of the Agreement Effective Date, each of IA Sacramento Development VP, L.L.C., IA Sacramento Rail, L.L.C., IA Sacramento Holdings, L.L.C., Mainline Holdings, Inc. and Downtown Railyard Venture, L.L.C. shall be Excluded Subsidiaries. “Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee by such Subsidiary Guarantor of such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement - 18 - US_Active\121281000US_ACTIVE\127990919\V-10-8

pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Subsidiary Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the guarantee of such Subsidiary Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.5(f) and (d) any withholding Taxes imposed under FATCA. “Excluded Tenants” means, as of any date, any tenant leasing more than 25,000 square feet of gross leasable area at one of the Projects that is subject to a voluntary or involuntary petition for relief under any federal or state bankruptcy codes or insolvency law unless such tenant’s lease obligations are guaranteed by an entity whose then current long-term, unsecured debt obligations are rated BBB- or above by S&P or Baa3 or above by Moody’s. “Executive Order” is defined in Section 5.20. “Existing Private Placement Facility” that certain Note Purchase Agreement dated as of June 3, 2022, between the Borrower and certain note purchasers, together with the notes and other note documents issued or delivered thereunder, in each case, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Facility” is defined in Section 2.1. “Facility Fee” is defined in Section 2.5(b). “Facility Fee Percentage” means, as of any date, the percentage set forth in the column headed “Facility Fee Percentage” on Exhibit G that is in effect on such date. - 19 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Facility Letter of Credit” means a Letter of Credit issued pursuant to Article IIA of this Agreement, including those Letters of Credit, if any, which were issued under the Original Credit Agreement and remain outstanding on the Agreement Effective Date. “Facility Letter of Credit Fee” is defined in Section 2A.8. “Facility Letter of Credit Obligations” means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, including the sum of (a) the Reimbursement Obligations and (b) the aggregate undrawn face amount of the then outstanding Facility Letters of Credit. “Facility Letter of Credit Sublimit” means $50,000,000. “Facility Termination Date” means September 22, 2025January 15, 2029, as such date may be extended pursuant to Section 2.21 hereof. “FATCA” means Sections 1471 through 1474 of the Code, as of the Agreement Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement treaty or convention among Governmental Authorities and implementing such sections of the Code. “Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.” “Fee Letter” is defined in Section 2.6. “First Amendment” shall mean that certain First Amendment, dated as of September 22, 2021, to this Agreement, by and among the Borrower, the Lenders party thereto and the Administrative Agent. “First Amendment Effective Date” has the meaning assigned to such term in the First Amendment, which date is September 22, 2021. “Fitch” means Fitch Ratings Inc., and any successor thereto. “Fixed Charge Coverage Ratio” means, (i) Adjusted EBITDA divided by (ii) the sum of (A) Consolidated Debt Service for the most recent four (4) fiscal quarters for which financial - 20 - US_Active\121281000US_ACTIVE\127990919\V-10-8

results have been reported, plus (B) all Preferred Dividends, if any, payable with respect to such four (4) fiscal quarters. “Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) ABR Applicable Margin for such day, in each case changing when and as the Alternate Base Rate or ABR Applicable Margin changes. “Floating Rate Advance” means an Advance which bears interest at the Floating Rate. “Floating Rate Loan” means a Loan which bears interest at the Floating Rate. “Floor” means a rate of interest equal to 0% per annum. “Foreign Lender” means a Lender that is not a U.S. Person. “Fronting Exposure” means at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Percentage of the outstanding Facility Letter of Credit Obligations other than Facility Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof. “Funds From Operations” means, for a given period, an amount equal to the net income (or loss) of Borrower for such period, computed in accordance with GAAP, excluding gains (or losses) from extraordinary items and sales of assets, impairment and other non-cash charges, plus acquisition fees, prepayment or defeasance costs and real estate depreciation and amortization, and after adjustments for unconsolidated affiliates. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1. “Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank. “GRESB” means GRESB B.V., a wholly owned subsidiary of the GRESB Foundation, a non-profit foundation. “Guarantee Obligation” means, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity - 21 - US_Active\121281000US_ACTIVE\127990919\V-10-8

or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (exclusive of contractual indemnities and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified) (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or guarantees by the Borrower of liabilities under any interest rate lock agreement utilized to facilitate Indebtedness of another member of the Consolidated Group or an Investment Affiliate. The amount of any Guarantee Obligation shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonable anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrower. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Guarantee Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Guarantee Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person, the amount of the guaranty shall be deemed to be 100% thereof except in circumstances where such other Person has pledged cash or Cash Equivalents to secure all or any part of such other Person’s guaranteed obligations, in which case the amount of such guaranty shall be reduced by the amount of such cash or Cash Equivalents, and (ii) in the case of a guaranty by a Person (whether or not joint and several) of an obligation which also constitutes Indebtedness of such Person, the amount of such guaranty shall be deemed to be only the guaranteed amount in excess of such Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, Guarantee Obligations shall be deemed not to include guarantees of unused commitments or of the repayment of construction loans to the extent that the proceeds thereunder have not yet been drawn. All matters constituting “Guarantee Obligations” shall be calculated without duplication. “Indebtedness” means, of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person (excluding in any calculation of Indebtedness of the Consolidated Group, any Indebtedness of one member of the Consolidated Group owing to another member of the Consolidated Group, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities and accounts payable incurred in the - 22 - US_Active\121281000US_ACTIVE\127990919\V-10-8

ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP (excluding premiums or discounts on debt), (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person, contingent or otherwise, in respect of bankers’ acceptances, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit, (h) Swap Termination Value, to the extent the obligations under the associated Swap Contract constitutes indebtedness for purposes of GAAP, and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. Notwithstanding the foregoing, Indebtedness shall not include prepaid rents or security deposits, tax liabilities not yet payable, or dividends or distributions declared but not yet paid. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Subsidiary Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes. “Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or a direct or indirect parent company of a Defaulting Lender, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates. “Interest Period” means, with respect to each Term SOFR Advance, a period of one, three or six months as selected by the Borrower; provided, however, that (i) the initial Interest Period for any Advance of a SOFR Loan shall commence on the date of such Advance (the date of an Advance resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Advance shall commence on the first day after the last day of the next preceding Interest Period; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any SOFR Loan may be selected that would end after the Facility Termination Date; and (v) if, upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Advance of SOFR Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing to Floating Rate Loans effective as of the expiration date of such current Interest Period. - 23 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person. “Investment Affiliate” means any subsidiary or joint venture of any member of the Consolidated Group, in which the Consolidated Group, directly or indirectly, has a ten percent (10%) or greater ownership interest and whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group. “Investment Grade Rating” means a rating of BBB- or better from S&P and Baa3 from Moody’s. “Issuance Date” is defined in Section 2A.4(a)(2). “Issuance Notice” is defined in Section 2A.4(c). “Issuing Bank” means, with respect to each Facility Letter of Credit, the Lender which issues such Facility Letter of Credit. KeyBank shall be the sole Issuing Bank. “Joint Lead Arrangers and Joint Book Managers” is defined in the definition of “Arrangers”. “Joint Passive Bookrunners” is defined in the definition of “Arrangers”. “Joint Venture” means, with respect to Borrower, any Person in whom Borrower or its Subsidiary holds an investment regardless of the percentage or ownership, which such investment is accounted for in the financial statements of Borrower on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of Borrower on the consolidated financial statements of Borrower. “Joint Venture Property” means an Eligible Unencumbered Property owned by a Joint Venture. “Lenders” means the lending institutions listed on the signature pages of the Agreement, their respective successors and assigns, any other lending institutions that subsequently become parties to the Agreement. “Lending Installation” means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender. “Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable. - 24 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Letter of Credit Collateral Account” is defined in Section 2A.9. “Letter of Credit Request” is defined in Section 2A.4(a). “Leverage Based Pricing Schedule” is defined in Exhibit G. “Leverage Ratio” means the percentage obtained by dividing Consolidated Outstanding Indebtedness by Total Asset Value. “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement). “Loan” means, with respect to a Lender, such Lender’s portion of any Advance. “Loan Documents” means the Agreement, the Notes, the Subsidiary Guaranty and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time. “Loan Parties” means the Borrower and the Subsidiary Guarantors (if any). “Management Fees” means, with respect to each Project for any period, an amount equal to the greater of (a) actual management fees payable with respect thereto or (b) three percent (3%) (or in the case of triple net leased Projects, two percent (2.0%)) per annum on the aggregate base rent and percentage rent due and payable under leases at such Project. “Marketable Securities” means investments in Capital Stock or debt securities issued by any Person (other than an Investment Affiliate) which are publicly traded on a national exchange, excluding Cash Equivalents. The value of any such assets, for purposes hereof and as of any date, shall be the market value of such Marketable Securities. “Material Acquisition” means any transaction, or series of related transactions consummated in the same fiscal quarter, for the purpose of or resulting, directly or indirectly, in the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) by one or more of the Borrower or any Subsidiary in which the gross purchase price of the assets acquired is equal to or in excess of 15% of the Total Asset Value (without giving effect to such acquisition) of the Borrower as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are publicly available. “Material Adverse Effect” means a material adverse effect on (i) the financial condition or business of the Borrower and the Consolidated Group taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents in all material respects, or (iii) the validity or enforceability of any of the Loan Documents. - 25 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, but excluding substances of kinds and amounts ordinarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations or as inventory of tenants and otherwise in compliance with all Environmental Laws. “Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions hereof. “Moody’s” means Moody’s Investors Service, Inc. and its successors. “Mortgage Note Receivable” means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by the Borrower as a “Mortgage Note Receivable” in its most recent compliance certificate. “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that such term shall not include any covenant, condition or restriction contained in any ground lease from a Governmental Authority (provided that the foregoing limitation shall not in any way waive or modify any of the conditions for qualification of a ground lease as an “Eligible Ground Lease” under the definition of such term). “Net Operating Income” means, with respect to any Project for any period, “property rental and other income” (as determined by GAAP) attributable to such Project accruing for such period; minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of ground rent, real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of the Project, any interest expense or other debt service charges, any amortization related to above and below market leases, any straight-lining of rents under GAAP, impairment charges and any non-cash charges such as depreciation or amortization of financing costs. - 26 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Non-Consenting Lender” is defined in Section 2.19(b). “Non-Core Properties” means properties that are not retail. “Non-Recourse Indebtedness” means, with respect to any Person, (a) Indebtedness for which the liability of such Person (except for liability for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate, including, without limitation, provisions converting such Indebtedness to recourse in connection with certain bankruptcy filings, transfer violations or other defaults (any such liability being referred to as “Non-Recourse Carveouts”)) either is contractually limited to collateral securing such Indebtedness or is so limited by operation of law and (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person. “Note” means a promissory note, in substantially the form of Exhibit I hereto duly executed by the Borrower and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note. “Notice of Assignment” is defined in Section 12.3(b). “Obligations” means the Advances, the Facility Letter of Credit Obligations and all accrued and unpaid fees and all other obligations of Borrower to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents, provided, however, that the definition of ‘Obligations’ shall not create any guarantee by any Subsidiary Guarantor of any Excluded Swap Obligations of such Subsidiary Guarantor for purposes of determining any obligations of any Subsidiary Guarantor. “OFAC” means the U.S. Department of the Treasury Office of Foreign Assets Control. “Original Credit Agreement” is defined in the Recitals hereto. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Pari Passu Debt” means (a) the Existing Private Placement Facility and (b) after the Subsidiary Guarantors’ Release Date, any other Indebtedness incurred by Borrower; provided, however, that, in the case of (a) or (b), (i) such Indebtedness shall be pari passu with the Indebtedness evidenced by the Loan Documents and, to the extent outstanding, the Term Loan Documents, both in right of payment and with respect to security and (ii) no Guarantee Obligations shall exist under such Indebtedness unless Guarantee Obligations on a pari passu basis in right of payment and with respect to security shall exist (or Borrower shall cause to - 27 - US_Active\121281000US_ACTIVE\127990919\V-10-8

exist) in favor of the Lenders hereunder and, to the extent outstanding, the lenders under the Term Loan Agreement, with such Guarantee Obligations in favor of Lenders to be documented in a manner reasonably satisfactory to Administrative Agent. “Other Pari Passu Debt Documents” all documents and other instruments now or hereafter evidencing any Other Pari Passu Debt, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Outstanding Facility Amount” means, at any time, the sum of all then outstanding Advances and Facility Letter of Credit Obligations. “Participant Register” is defined in Section 12.2.3. “Participants” is defined in Section 12.2.1. “Payment Date” means, with respect to the payment of interest accrued on any Advance, the first day of each calendar month. “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto. “Percentage” means, as of any date for each Lender, the percentage of the Aggregate Commitment which is represented by such Lender’s Commitment, or if the Commitments have been terminated, the percentage of the total Outstanding Facility Amount which is represented by such Lender’s outstanding Loans, and outstanding participations in Facility Letter of Credit Obligations. “Permitted Investments” are defined in Section 6.19. “Permitted Liens” means (a) Liens for taxes, assessments or governmental charges or levies on a Project if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books; (b) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books and there is no risk of loss, forfeiture, or sale of any interest in a Project during the pending of such proceeding; (c) Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (d) Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any - 28 - US_Active\121281000US_ACTIVE\127990919\V-10-8

material and adverse way affect the marketability of the same or materially and adversely interfere with the use thereof in the business of the Borrower or its Subsidiaries; (e) the rights of tenants under leases or subleases at a Project not interfering with the ordinary conduct of business of the owner of such Project; (f) Liens securing judgments that do not otherwise give rise to a Default or Unmatured Default; (g) utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (h) Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount), provided that (l) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ll) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (lll) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to a Default or Unmatured Default, and (i) Liens, if any, securing the Indebtedness and other obligations incurred by Borrower pursuant to this Agreement or pursuant to the Term Loan Agreement or pursuant to the Other Pari Passu Debt Documents. “Person” means any natural person, corporation, limited liability company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Assets” means the assets of an employee benefit plan within the meaning of 29 C.F.R. 2510.3-101. “Preferred Dividends” means, with respect to any entity, dividends or other distributions which are payable to holders of any ownership interests in such entity which entitle the holders of such ownership interests to be paid on a preferred basis prior to dividends or other distributions to the holders of other types of ownership interests in such entity. “Prime Rate” means a rate per annum equal to the prime rate of interest publicly announced from time to time by Administrative Agent or its parent as its prime rate (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent. - 29 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Private Placement Facility” that certain Note Purchase Agreement, which may be hereafter entered into by the Borrower and certain of its Subsidiaries with certain note purchasers, together with the notes and other note documents issued or delivered thereunder, in each case, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time. “Prohibited Person” is defined in Section 5.20(b). “Project” means any real estate asset located in the United States owned by the Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail property or another commercial property allowable under the Permitted Investments definition. “Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person. “Purchasers” is defined in Section 12.3(a). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “QFC Credit Support” is defined in Section 9.17. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as such an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Ratings Based Pricing Schedule” is defined in Exhibit G. “Recourse Indebtedness” means any Indebtedness of the Borrower or any other member of the Consolidated Group for borrowed money with respect to which the liability of the obligor for payment is not limited to the obligor’s interest in specified assets securing such Indebtedness (either contractually or by virtue of the fact that such obligor owns no material assets other than those securing such Indebtedness), provided, however, that the existence of personal recourse of such obligor or others for any such Indebtedness on account of Non-Recourse Carveouts shall not, by itself, cause such Indebtedness to be characterized as Recourse Indebtedness. For purposes of the foregoing and for the avoidance of doubt, (a) if the Indebtedness is partially guaranteed then the portion of such Indebtedness that is not so guaranteed shall still not constitute Recourse Indebtedness if it otherwise satisfies the requirements in this definition, (b) if the liability of a guarantor under any such guaranty is itself limited solely to specific assets of such guarantor then such Indebtedness shall only constitute Recourse Indebtedness by virtue of such guaranty to the extent of then-current value of such - 30 - US_Active\121281000US_ACTIVE\127990919\V-10-8 specified assets of such guarantor and (c) if such obligor is acting as a guarantor of Indebtedness for purposes of minimizing taxes on the creation of the deed of trust or mortgage securing such Indebtedness and such obligor’s liability does not exceed the value of the assets securing such Indebtedness then such obligor’s guarantee obligations shall not constitute Recourse Indebtedness. “Recipient” means the Administrative Agent and any Lender. “Register” is defined in Section 12.3(c). “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System. “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System. “Reference Year” has the meaning set forth in the definition of Applicable Sustainability Adjustment. “Reimbursement Obligations” means at any time, the aggregate of the Obligations of the Borrower to the Lenders, the Issuing Bank and the Administrative Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuing Bank and the Administrative Agent under or in respect of the Facility Letters of Credit. “Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code. “Required Lenders” means Lenders in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding more than 50% of the aggregate unpaid principal amount of the outstanding Advances, provided that, the Commitment and Advances held by any then-current Defaulting - 31 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Lender shall be subtracted from the Aggregate Commitment and the outstanding Advances solely for the purpose of calculating the Required Lenders at such time. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Sacramento Project” means the Project known as The Railyards, located in the City of Sacramento, County of Sacramento, State of California which originally consisted of approximately 205 acres. “Sanctions Laws and Regulations” means any applicable sanctions, prohibitions or requirements imposed by any applicable executive order or by any applicable sanctions program administered by OFAC, the United Nations Security Council, the European Union or HerHis Majesty’s Treasury. “Second Amendment” shall mean that certain Second Amendment, dated as of May 11, 2022, to this Agreement, by and among the Borrower, the Lenders party thereto and the Administrative Agent. “Secured Indebtedness” means any Indebtedness of the Borrower or any other member of the Consolidated Group which is secured by a Lien on a Project, any ownership interests in any Person or any other assets which had, in the aggregate, a value in excess of the amount of such Indebtedness at the time such Indebtedness was incurred. “Section” means a numbered section of this Agreement, unless another document is specifically referenced. “Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Capital Stock in one or more other Single Asset Entities that collectively own a single Property and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes hereof. “Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group. “S&P” means Standard & Poor’s Ratings GroupS&P Global Inc. and its successors. “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). - 32 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Advance” means a Term SOFR Advance and/or a Daily Simple SOFR Advance, as the context may require. “SOFR Applicable Margin” means, as of any date, the Applicable Margin used to determine the Daily Simple SOFR Rate or Term SOFR Rate, as applicable, as determined from time to time in accordance with the definition of “Applicable Margin.” “SOFR Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “SOFR Index Adjustment” means 0.10%. “SOFR Loan” means each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Alternate Base Rate”) or (b) Adjusted Daily Simple SOFR. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “SPTs” has the meaning assigned thereto in Section 8.4. “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; provided, however, that, with respect to the Borrower, “Subsidiary” shall include all Persons which are required to be consolidated with the Borrower in accordance with GAAP. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower. “Subsidiary Guarantor” means, as of any date, each Subsidiary of the Borrower which is then a party to the Subsidiary Guaranty pursuant to Section 6.21., if any. As of the Third Amendment Effective Date, there are no Subsidiary Guarantors. “Subsidiary Guarantors’ Release Date” means the date, if any, on which each Subsidiary Guarantor is released from the Subsidiary Guaranty pursuant to Section 6.21 or other unanimous Lender consent. - 33 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Subsidiary Guaranty” means the guaranty required to be executed and delivered by those Subsidiaries of the Borrower which are required to bebecome Subsidiary Guarantors as of the Agreement Effective Datepursuant to Section 6.21, including any joinders executed by additional Subsidiaries required to become Subsidiary Guarantors from time to time hereunder, substantially in the form of Exhibit D attached to this Agreement, as the same may be amended, supplemented or otherwise modified from time to time pursuant to Section 6.21, including any joinders executed by additional Subsidiaries required to become Subsidiary Guarantors from time to time hereunder. “Substantial Portion” means, with respect to any Property of the Borrower or its Subsidiaries, Property which represents more than 10% of then-current Total Asset Value. “Supported QFC” is defined in Section 9.17. “Sustainability Adjustment Date” means January 1 of each calendar year; provided that the Borrower has previously provided to the Administrative Agent a certificate referencing the Applicable Sustainability Adjustment for the applicable Reference Year pursuant to Section 6.1(i); provided, further, that if the Borrower delivers a certificate reflecting a revised Sustainability Rating for such Reference Year pursuant to clause (iii) to the proviso to the definition of “Applicable Sustainability Adjustment”, the first day of the calendar quarter immediately following the date of delivery of such revised certificate shall constitute a Sustainability Adjustment Date. “Sustainability Adjustment Limitations” has the meaning assigned thereto in Section 8.4. “Sustainability Structuring Agent” shall mean Wells Fargo Securities, LLC, and any successor Sustainability Structuring Agent appointed pursuant to Section 12.9. “Sustainability Adjustment Period” means, (a) in the case of the initial Sustainability Adjustment Period, the period commencing on the first Sustainability Adjustment Date following the date hereof and ending on (but excluding) the next Sustainability Adjustment Date and (b) in the case of each other Sustainability Adjustment Period, the period commencing on the last day of the immediately preceding Sustainability Adjustment Period and ending on (but excluding) the next Sustainability Adjustment Date. “Sustainability Rating” means, with respect to any Reference Year, the “GRESB Score”, as calculated and assigned to the Borrower from time to time by GRESB and published in the most recently released GRESB Real Estate Assessment thereof. It is understood and agreed that the Sustainability Rating for the Reference Year 2020 delivered to the Administrative Agent pursuant to Section 5.1(viii)(z) shall be deemed to be the Borrower’s Sustainability Rating as in effect as of the date hereof. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross currency rate swap - 34 - US_Active\121281000US_ACTIVE\127990919\V-10-8 transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan” means those certain term loans made by the lenders party to the Term Loan Agreement pursuant to the terms and conditions set forth in the Term Loan Documents. “Term Loan Agreement” means that certain Amended and Restated Term Loan Credit Agreement of even date with this Agreement among the Borrower, Wells Fargo Bank, National Association, a national banking association, Bank of America, N.A., a national banking association, PNC Bank, National Association, a national banking association, and certain other banks, financial institutions and entities, as amended as of the First Amendment Effective Date, providing for a $200,000,000 5 year term loan tranche and a $200,000,000 5.5 year term loan tranche, subject to increase to an aggregate amount not to exceed $800,000,000as provided therein, as the same has been and may be further amended, restated, supplemented, replaced or otherwise modified from time to time, provided that the terms and conditions applicable to the Borrower under the Term Loan Agreement, as so amended, restated, supplemented, replaced or otherwise modified from time to time, shall be no more onerous as to the Borrower in any material respect than the corresponding terms and conditions then applicable to the Borrower under this Agreement (other than any terms and conditions applicable to the Borrower under the Term Loan Agreement already in effect as of the Third Amendment Effective Date). - 35 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Term Loan Documents” means the Term Loan Agreement and the other loan documents defined as “Loan Documents” therein, as such Term Loan Documents may be further amended, restated, supplemented, replaced or otherwise modified from time to time, provided that the terms and conditions applicable to the Borrower under such Term Loan Documents, as so amended, restated, supplemented, replaced or otherwise modified from time to time, shall be no more onerous as to the Borrower in any material respect than the corresponding terms and conditions then applicable to the Borrower under the Loan Documents (other than any terms and conditions applicable to the Borrower under the Term Loan Agreement already in effect as of the Third Amendment Effective Date). “Term SOFR” means for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Administrative Agent’s customary practice) , as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and for any calculation with respect to a Floating Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Alternate Base Rate is determined, subject to the proviso provided above. “Term SOFR Administrator” means CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Administrative Agent in its reasonable discretion). “Term SOFR Advance” means an Advance comprised of Term SOFR Loans. “Term SOFR Loan” means each Loan bearing interest at a rate based upon a Term SOFR Rate. “Term SOFR Rate” means the relevant Adjusted Term SOFR for such Term SOFR Loan Interest Period plus the SOFR Applicable Margin in effect from time to time. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Third Amendment” shall mean that certain Third Amendment, dated as of October 23, 2024, to this Agreement, by and among the Borrower, the Lenders party thereto and the Administrative Agent. “Third Amendment Effective Date” has the meaning assigned to such term in the Third Amendment, which date is October 23, 2024. - 36 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Total Asset Value” means, as of any date of determination, (i) the Consolidated NOI attributable to Projects then owned by the Borrower or a member of the Consolidated Group (excluding 100% of the Consolidated NOI attributable to Projects not so owned for the prior four fiscal quarters for which Consolidated NOI is calculated) divided by the Capitalization Rate for each property type applied to the portion of such Consolidated NOI attributable to such property type, plus (ii) 100% of the sum of (x) the price paid for any Projects then owned by the Borrower or a member of the Consolidated Group and first acquired by the Borrower or a member of the Consolidated Group on or after the first day of the most recent four prior fiscal quarters of the Borrower for which financial results have been reported and (y) the cost of capital expenditures actually incurred in connection with such Projects, plus (iii) cash, Cash Equivalents (including cash or Cash Equivalents held in restricted Section 1031 accounts under the sole control of any member of the Consolidated Group) and Marketable Securities owned by the Consolidated Group as of the end of the most recent fiscal quarter of the Borrower for which financial results have been reported, plus (iv) Unimproved Land, Development Projects and Mortgage Note Receivables, in each case, to the extent owned by the Consolidated Group as of the end of the most recent fiscal quarter of the Borrower for which financial results have been reported (with each such asset valued at undepreciated GAAP book value, after taking into account any impairments), plus (v) the applicable Consolidated Group Pro Rata Share of (A) Net Operating Income for the most recent four fiscal quarters of the Borrower for which financial results have been reported attributable to any Projects then owned by an Investment Affiliate (excluding Net Operating Income attributable to Projects not so owned for such entire prior four fiscal quarters) divided by (B) the applicable Capitalization Rate, plus (vi) the Consolidated Group Pro Rata Share of the price paid for any Projects then owned by an Investment Affiliate and first acquired by an Investment Affiliate on or after the first day of such period of four prior fiscal quarters plus (vii) the Consolidated Group Pro Rata Share of cash, Cash Equivalents and Marketable Securities owned by Investment Affiliates as of the end of such most recent fiscal quarter plus (viii) the applicable Consolidated Group Pro Rata Shares of Unimproved Land, Development Projects and Mortgage Note Receivables owned by Investment Affiliates as of the end of such most recent fiscal quarter (with each such asset valued at undepreciated GAAP book value, after taking into account any impairments).; provided, that (a) not more than five percent (5%) of the aggregate Total Asset Value may be attributable to assets consisting of Investments in Unimproved Land (other than land included in the definition of Development Projects) (valued at undepreciated GAAP book value, after taking into account any impairments), (b) not more than fifteen percent (15%) of the aggregate Total Asset Value may be attributable to Investments in Investment Affiliates (valued at the portion of Total Asset Value attributable to such entity or its assets as the case may be), (c) not more than fifteen percent (15%) of the aggregate Total Asset Value may be attributable to Investments in Development Projects (valued at undepreciated GAAP book value, after taking into account any impairments), (d) not more than five percent (5%) of the aggregate Total Asset Value may be attributable to Mortgage Note Receivables (valued at undepreciated GAAP book value, after taking into account any impairments), (e) not more than five percent (5%) of the aggregate Total Asset Value may be attributable to Investments in Non-Core Properties (not including properties, or interests in properties, included in clause (a), (c) or (d) of this proviso) (valued at undepreciated GAAP book value, after taking into account any impairments), and (f) not more than twenty-five percent (25%) of the aggregate Total Asset Value may be attributable to Investments described - 37 - US_Active\121281000US_ACTIVE\127990919\V-10-8

in the foregoing clauses (a) through (e) on a combined basis; provided, for the avoidance of any doubt, that in each case of the foregoing clauses (a) through (f), Investments of the type described in such clauses in excess of the applicable percentage limitations set forth therein shall be excluded from the calculation of Total Asset Value. “Transferee” is defined in Section 12.4. “Type” means, with respect to any Advance, its nature as either a Floating Rate Advance, Daily Simple SOFR Advance or Term SOFR Advance. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “Unencumbered Pool” means the, as of any date, all then-current Unencumbered Properties. “Unencumbered Pool NOI” means, as of any date of determination, the sum of (a) the aggregate Net Operating Income for the most recent four (4) full fiscal quarters for which financial results of Borrower have been reported attributable to Unencumbered Properties owned by (i) the Borrower or (ii) a Subsidiary Guarantor, or after the Subsidiary Guarantors’ Release Date, the Wholly-Owned Subsidiary or Joint Venture that owns an Unencumbered Property, for the entirety of such period, as adjusted by deducting therefrom any income attributable to Excluded Tenants plus, (b) in the case of any Unencumbered Property that was owned by (i) the Borrower or (ii) a Subsidiary Guarantor, or after the Subsidiary Guarantors’ Release Date, the Wholly-Owned Subsidiary or Joint Venture that owns an Unencumbered Property, as of the last day of such most recent period of four (4) fiscal quarters, but not so owned for the full period, the amount of Net Operating Income that would have been earned if such Unencumbered Property had been so owned for such period of four (4) full fiscal quarters, as established by Borrower and reasonably approved by the Administrative Agent on behalf of the Lenders, plus (c) in the case of any Unencumbered Property owned by (i) the Borrower or (ii) a Subsidiary Guarantor, or after the Subsidiary Guarantors’ Release Date, the Wholly-Owned Subsidiary or Joint Venture that owns an Unencumbered Property, as of such date of determination, but not so owned as of the last day of such most recent period of four (4) fiscal quarters, the amount of Net Operating Income that would have been earned if such Unencumbered Property had been so owned for such period of four (4) full fiscal quarters, as established by Borrower and reasonably approved by the Administrative Agent on behalf of the - 38 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Lenders. Net Operating Income of a Joint Venture Property shall be limited to the aggregate ownership percentage of Borrower and its Subsidiaries in such Joint Venture. “Unencumbered Pool Value” means, as of any date of determination, (a) the aggregate Adjusted Unencumbered NOI attributable to Unencumbered Properties included in the Unencumbered Pool as of such determination date and also owned for the entirety of the most recent four (4) consecutive fiscal quarters for which financial results of Borrower have been reported (provided that the contribution to Adjusted Unencumbered Pool NOI on account of any Unencumbered Property shall not in any event be a negative number) divided by the Capitalization Rate, plus (b) the aggregate acquisition cost of all Unencumbered Properties included in the Unencumbered Pool as of such determination date but not so owned for such period of four (4) consecutive entire fiscal quarters. For purposes of this definition, to the extent that the aggregate amount included in Unencumbered Pool Value on account of any of the following categories: a) a single Project, b) Projects leased to any single tenant, c) Projects leased to a single tenant with a remaining lease term of less than five (5) years, or d) properties subject to a ground lease, would exceed twenty percent (20%) of Unencumbered Pool Value, the amount in excess of twenty percent (20%) of Unencumbered Pool Value attributable to such category shall be disregarded in the calculation of Unencumbered Pool Value. In addition, to the extent that the aggregate amount included in Unencumbered Pool Value on account of Joint Venture Properties would exceed five percent (5%), the amount in excess of five percent (5%) of Unencumbered Pool Value attributable to such category shall be disregarded in the calculation of Unencumbered Pool Value. “Unencumbered Property” or “Unencumbered Properties” means any Eligible Unencumbered Property as of the AgreementThird Amendment Effective Date, or and any Eligible Unencumbered Property that has been subsequently added toas an Unencumbered Property, but excluding any Eligible Unencumbered Property that has been removed from the Unencumbered Pool, in each case, as designated by the Borrower in its most recent compliance certificate. “Unencumbered Property Due Diligence” means such information regarding a proposed Unencumbered Property as the Administrative Agent may reasonably request to confirm that it meets the requirements of an Eligible Unencumbered Property, including, but not limited to, if applicable; rent roll, operating statements, and leases. “Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans. “Unimproved Land” means as of any date, land on which no development (other than improvements that are not material and are temporary in nature) has occurred and for which no development is scheduled in the twelve (12) months after such date. - 39 - US_Active\121281000US_ACTIVE\127990919\V-10-8

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default. “Unscheduled Mandatory Payments” is defined in Section 2.7(b). “Unsecured Indebtedness” means, with respect to any Person, all Indebtedness of such Person for borrowed money that does not constitute Secured Indebtedness or Guarantee Obligations. Notwithstanding the foregoing, Unsecured Indebtedness shall include Recourse Indebtedness that is secured solely by ownership interests in another Person that owns a Project which is encumbered by a mortgage securing Indebtedness. “Unsecured Interest Coverage Ratio” means, (i) Adjusted Unencumbered NOI divided by (ii) Unsecured Interest Expense. “Unsecured Interest Expense” means, as of any date of determination, that portion of Consolidated Interest Expense attributable to Unsecured Indebtedness for the most recent two (2) fiscal quarters of the Consolidated Group for which financial results have been reported, annualized. “Unsecured Leverage Ratio” means, as of any date of determination, the percentage obtained by dividing (i) Unsecured Indebtedness of the Consolidated Group outstanding as of such date by (ii) Unencumbered Pool Value. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” shall have the meaning given to such term in Section 3.5(e)(ii)(B)(III). “Wholly-Owned Subsidiary” of a Person means, as of any date, any Subsidiary of such Person 100% of the equity securities or other equity ownership interests of which (other than in the case of a corporation, directors’ qualifying shares, or, in the case of any entity qualifying or desiring to qualify as a real estate investment trust, so-called “accommodation” shareholders) are at such time directly or indirectly owned by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” means the Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with - 40 - US_Active\121281000US_ACTIVE\127990919\V-10-8 respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Notice Regarding Rates: The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Administrative Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the Alternate Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further - 41 - US_Active\121281000US_ACTIVE\127990919\V-10-8 action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR. ARTICLE II. THE CREDIT 2.1. Generally. Subject to the terms and conditions of this Agreement, Lenders severally agree to make Advances through the Administrative Agent to Borrower from time to time prior to the Facility Termination Date, and to support the issuance of Facility Letters of Credit under Article 2A of this Agreement, provided that the making of any such Advance or the issuance of such Facility Letter of Credit will not: (i) cause the then-current Outstanding Facility Amount to exceed the then-current Aggregate Commitment; or (ii) cause the then outstanding Facility Letters of Credit Obligations to exceed the Facility Letter of Credit Sublimit. The Advances may be ratable Floating Rate Advances or ratable SOFR Rate Advances. This facility (“Facility”) is a revolving credit facility. Each Lender shall fund its applicable Percentage of each Advance and no Lender will be required to fund any amounts which, when aggregated with such Lender’s Percentage of all other Advances then outstanding and of all Facility Letter of Credit Obligations, would exceed such Lender’s then-current Commitment. Subject to the provisions of this Agreement, Borrower may request Advances hereunder from time to time, repay such Advances and reborrow Advances at any time prior to the Facility Termination Date. On the Third Amendment Effective Date, the parties hereto agree that the amount of each Lender’s Commitment is as set forth opposite its signature page to the Third Amendment. On the Third Amendment Effective Date, the Commitment of each of the Lenders, the outstanding amount of all outstanding Loans and the participation interests of the Lenders in any outstanding Facility Letters of Credit shall be allocated among the Lenders in accordance with their respective Percentages. To effect such allocations, (1) each Lender whose Percentage on the Third Amendment Effective Date exceeds the Percentage applicable to its Commitment under this Agreement immediately prior to the Third Amendment Effective Date and (2) any Lender providing a new Commitment hereunder on the Third Amendment Effective Date, shall make an Advance in such amount as is necessary so that the aggregate principal amount of Loans held by such Lender as of the Third Amendment Effective Date shall equal such Lender’s Percentage of the aggregate outstanding amount of the Loans as of the Third Amendment Effective Date. The Administrative Agent shall make such amounts of the proceeds of such Loans available to each Lender whose Percentage is less than the amount of such Lender’s Percentage applicable to its Commitment under this Agreement immediately - 42 - US_Active\121281000US_ACTIVE\127990919\V-10-8

prior to the Third Amendment Effective Date (including, without limitation, any such Lender who ceases to have a Commitment on the Third Amendment Effective Date) as is necessary so that the aggregate principal amount of Advances held by such Lender as of the Third Amendment Effective Date shall equal such Lender’s Percentage of the aggregate principal amount of the Advances as of the Third Amendment Effective Date. Except for Notes to be provided to certain of the Lenders, no other documents, instruments or assignment fees shall be, or shall be required to be, executed or paid in connection with such allocations (all of which are hereby waived, as necessary). Each of the Lenders hereby agrees to waive any amounts that would otherwise be required to be compensated by the Borrower pursuant to Section 3.4 in connection with the reallocation specified in this paragraph. 2.2. Ratable and Non Ratable Advances. Each Advance hereunder shall consist of Loans made from the several Lenders ratably based on each Lender’s Percentage. The ratable Advances may be Floating Rate Advances, SOFR Rate Advances or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9. 2.3. Periodic Principal Payments. (a) Optional Prepayments. The Borrower may, upon at least one (1) Business Day’s notice to the Administrative Agent, prepay the Advances, which notice shall specify the date and amount of prepayment and whether the prepayment is of SOFR Rate Advances, Floating Rate Advances, or a combination thereof, and if a combination thereof, the amount allocable to each; provided, however, that (i) any partial prepayment under this Subsection shall be in an amount not less than $1,000,000 or a whole multiple of $100,000 in excess thereof and; (ii) any SOFR Rate Advance prepaid on any day other than the last day of the applicable Interest Period must be accompanied by any amounts payable pursuant to Section 3.4. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 3.4. (b) Mandatory Prepayments. Mandatory partial principal payments shall be due from time to time if, (i) due to any reduction in the Unencumbered Pool Value or in the Adjusted Unencumbered NOI, whether by an Unencumbered Property failing to continue to satisfy the requirement for qualification as an Eligible Unencumbered Property or by a reduction in the Unencumbered Pool Value or the Adjusted Unencumbered NOI attributable to any Unencumbered Property, the Outstanding Facility Amount shall be in excess of the maximum amount permitted under clauses (e) or (f) of Section 6.17 or (ii) without limiting the effect of any other provision of this Agreement requiring such a principal payment, any of the categories of the Obligations described in clauses (i) - (iii) of Section 2.1 shall be in excess of the maximum amount set forth in the applicable clause. Such principal payments shall be in the amount needed to restore Borrower to compliance with such covenants or such maximum - 43 - US_Active\121281000US_ACTIVE\127990919\V-10-8 amount. Such mandatory principal payments shall be due and payable (i) in the case of any such reduction arising from results reported in a quarterly financial statement of Borrower and related compliance certificate, ten (10) Business Days after delivery of such quarterly financial statement and compliance certificate under Section 6.1 evidencing such reduction or (ii) in all other cases, ten (10) Business Days after Borrower’s receipt of notice from the Administrative Agent of any such failure to continue to qualify as an Unencumbered Property or any such reduction in the amount contributed to the Adjusted Unencumbered NOI or Unencumbered Pool Value or of any such excess over the applicable maximum amount. 2.4. Final Principal Payment. Any outstanding Advances and all other unpaid Obligations with respect to the Commitments and the Advances not required to be repaid earlier pursuant to the terms hereof shall be paid in full by the Borrower on the Facility Termination Date. 2.5. Facility Fee. At all times from and after the Agreement Effective Date through the Facility Termination Date a facility fee (the “Facility Fee”) shall accrue and be payable by Borrower to the Administrative Agent for the account of each Lender and shall be computed on a daily basis by multiplying (i) the Facility Fee Percentage applicable to such day (as set forth on the Leverage Based Pricing Schedule or the Ratings Based Pricing Schedule, as applicable on such day), expressed as a per diem rate, times the Aggregate Commitment in effect on such day. The Facility Fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter (for the prior calendar quarter) and upon any termination of the Aggregate Commitment in its entirety. Following its receipt of any such Facility Fee, Administrative Agent shall promptly pay to each Lender an amount equal to such Lender’s Percentage of the daily amount of such Facility Fee, based on such Lender’s Commitment on such day. The Facility Fee shall be computed on a 360 day year, and actual days elapsed. 2.6. Other Fees. The Borrower agrees to pay all fees payable to the Administrative Agent and the Arrangers, as applicable, pursuant to the Borrower’s separate letter agreements with the Administrative Agent and the Arrangers (collectively, the “Fee Letter”). 2.7. Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $100,000; provided, however, that, subject to Section 2.1, any Floating Rate Advance may be in the amount of the unused aggregate Commitments. 2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each SOFR Rate Advance, the Interest Period applicable to each Advance from time to time. The Borrower shall - 44 - US_Active\121281000US_ACTIVE\127990919\V-10-8 give the Administrative Agent irrevocable notice (a “Borrowing Notice”) in the form attached as Exhibit F hereto (i) not later than 1:00 p.m. Cleveland time on the Business Day immediately preceding the Borrowing Date of each Floating Rate Advance, and (ii) not later than noon Cleveland time, at least three (3) Business Days before the Borrowing Date for each SOFR Rate Advance: (i) the Borrowing Date, which shall be a Business Day, of such Advance, (ii) the aggregate amount of such Advance, (iii) the Type of Advance selected (and in the absence of any selection it shall be assumed that the Borrower has selected a Floating Rate Advance), and (iv) in the case of each SOFR Rate Advance, the selection of a Daily Simple SOFR Advance or Term SOFR Advance (in the absence of any selection, it shall be assumed that the Borrower has selected a Daily Simple SOFR Advance), and in the case of each Term SOFR Advance, the Interest Period applicable thereto (and in the absence of any selection it shall be assumed that the Borrower has selected an Interest Period of one month). Each Lender shall make available its Loan or Loans, in funds immediately available in Cleveland to the Administrative Agent at its address specified pursuant to Article XIII on each Borrowing Date not later than (i) 11:00 a.m. (Cleveland time), in the case of Floating Rate Advances which have been requested by a Borrowing Notice given to the Administrative Agent not later than 1:00 p.m. (Cleveland time) on the Business Day immediately preceding such Borrowing Date, or (ii) noon (Cleveland time) in the case of all other Advances. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the account specified by the Borrower in the Borrowing Notice. No Interest Period may end after the Facility Termination Date, and, unless the Lenders otherwise agree in writing, in no event may there be more than six (6) different Interest Periods for SOFR Rate Advances outstanding at any one time. 2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into SOFR Rate Advances. Each SOFR Rate Advance shall continue as a SOFR Rate Advance until the end of the then applicable Interest Period therefor, at which time such SOFR Rate Advance shall be automatically converted as a SOFR Rate Advance, but with an Interest Period of one month unless the Borrower shall have given the Administrative Agent an irrevocable notice (a “Conversion/Continuation Notice”) requesting that, at the end of such Interest Period, such SOFR Rate Advance either continue as a SOFR Rate Advance for the same or another Interest Period or be converted to an Advance of another Type. Notwithstanding the provision for automatic conversion in the foregoing - 45 - US_Active\121281000US_ACTIVE\127990919\V-10-8

sentence, if the effective date of any such automatic conversion is less than one month prior to the then-current Facility Termination Date, such SOFR Rate Advance shall be automatically converted into a Floating Rate Advance. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that, if any conversion of any SOFR Rate Advance shall be made on any day other than the last day of the Interest Period applicable thereto, the Borrower shall be obligated to pay the amounts, if any, payable pursuant to Section 3.4. The Borrower shall give the Administrative Agent a Conversion/Continuation Notice regarding each conversion of an Advance to a SOFR Rate Advance or continuation of a SOFR Rate Advance not later than 11:00 a.m. (Cleveland time), at least three (3) Business Days, in the case of a conversion into or continuation of a SOFR Rate Advance, prior to the date of the requested conversion or continuation, specifying: (i) the requested date which shall be a Business Day, of such conversion or continuation; (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Term SOFR Rate Advance, the duration of the Interest Period applicable thereto. 2.10. Changes in Interest Rate, Etc . Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a SOFR Rate Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a SOFR Rate Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each SOFR Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such SOFR Rate Advance. 2.11. Rates Applicable After Default . Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to - 46 - US_Active\121281000US_ACTIVE\127990919\V-10-8

changes in interest rates), declare that no Advance may be made as, converted into or continued as a SOFR Rate Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that the Default Rate shall apply, provided, however, that the Default Rate shall become applicable automatically if a Default occurs under Section 7.1 or 7.2, unless waived by the Required Lenders. 2.12. Method of Payment . All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent located in the continental United States specified in writing at least three (3) Business Days in advance by the Administrative Agent to the Borrower, by noon (Cleveland time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. As provided elsewhere herein, all Lenders’ interests in the Advances and the Loan Documents shall be ratable undivided interests and none of such Lenders’ interests shall have priority over the others. Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (Cleveland time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Payments received by the Administrative Agent but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid. None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations. Notwithstanding the foregoing, amounts received from any Loan Party that is not a Qualified ECP Guarantor shall not be applied to Obligations that are Excluded Swap Obligations. 2.13. Notes; Telephonic Notices . Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower’s obligations under such Note. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on written notices made by any Authorized Officer and Borrower agrees to deliver promptly to the Administrative Agent - 47 - US_Active\121281000US_ACTIVE\127990919\V-10-8

such written notice. The Administrative Agent will at the request of the Borrower, from time to time, but not more often than monthly, provide notice of the amount of the outstanding Aggregate Commitment, the Type of Advance, and the applicable interest rate, if for a SOFR Rate Advance. Upon a Lender’s furnishing to Borrower an affidavit and indemnity in form and substance reasonably acceptable to the Borrower, if a Note is mutilated, destroyed, lost or stolen, Borrower shall deliver to such Lender, in substitution therefore, a new note containing the same terms and conditions as such Note being replaced. 2.14. Interest Payment Dates; Interest and Fee Basis . Interest accrued on each Advance shall be payable on each Payment Date, at maturity, whether by acceleration or otherwise, and upon any termination of the Aggregate Commitment in its entirety. Interest, Facility Letter of Credit Fees and all other fees shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest calculated utilizing the Alternate Base Rate, which shall be based on the actual number of days elapsed over a year of 365 or 366 days, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Cleveland time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. 2.15. Notification of Advances, Interest Rates and Prepayments . The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent. The Administrative Agent will notify each Lender of the interest rate applicable to each SOFR Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. 2.16. Inability to Determine Interest Rate. (a) Temporary Inability to Determine Rates. If (A) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR or Adjusted Term SOFR cannot be determined pursuant to the definition thereof or (B) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Daily Simple SOFR or Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, in each - 48 - US_Active\121281000US_ACTIVE\127990919\V-10-8 case of (A) and (B), on or prior to the first day of any Interest Period, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, (i) any obligation of the Lenders to make or continue the applicable SOFR Loans or to convert Floating Rate Loans to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent revokes such notice and (ii) if such determination affects the calculation of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any applicable SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Floating Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Floating Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.4. If the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Floating Rate Loans shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” until the Administrative Agent revokes such determination. (b) Permanent Inability to Determine Rate; Benchmark Replacement. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this Section 2.16(b) will occur prior to the applicable Benchmark Transition Start Date. Unless and until a Benchmark Replacement is effective in accordance with this clause (i), all Loans shall be converted into Floating Rate Loans in accordance with the provisions of Section (a) above. (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming - 49 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Conforming Changes. The Administrative Agent will notify the Borrower and the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.16(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.16(b). (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or incompliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. - 50 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for the applicable SOFR Advance of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Floating Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate. . 2.17. Lending Installations . Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time; provided that such change does not increase the amounts payable by the Borrower under Article III. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice at least three (3) Business Days in advance to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made. 2.18. Non-Receipt of Funds by the Administrative Agent . Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan. If such Lender so repays such amount and interest thereon to the Administrative Agent within one (1) Business Day after such demand, all interest - 51 - US_Active\121281000US_ACTIVE\127990919\V-10-8

accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower. 2.19. Replacement of Lenders under Certain Circumstances . (a) The Borrower shall be permitted to replace any Lender which (a) shall be owed amounts pursuant to Sections 3.1, 3.2 or 3.5, (b) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 3.5, (c) cannot maintain its SOFR Rate Loans at a suitable Lending Installation pursuant to Section 2.16 or (d) is a Defaulting Lender with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 3.4 if any SOFR Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender or an Approved Bank, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent (and no such replacement bank or financial institution shall be an Ineligible Institution), (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. (b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment or waiver that, pursuant to the terms of Section 8.2, requires the consent of such Lender and with respect to which the Required Lenders have granted their consent, then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and, if not already a Lender or an Approved Bank, the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an assignment substantially in the form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 12.3, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the - 52 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 3.2 and 3.5. 2.20. Usury . This Agreement and each Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. 2.21. Extension of Facility Termination Date . The Borrower shall have the option, after the FirstThird Amendment Effective Date, to extend the Facility Termination Date for twoone (21) periodsperiod of six (6) months each, upon satisfaction of the following conditions precedent: (i) The Borrower shall provide Administrative Agent with written notice (the “Extension Notice”) of the Borrower’s intent to exercise such extension option not more than one hundred eighty (180) and not less than sixty (60) days prior to the then current Facility Termination Date; (ii) As of the date of the Borrower’s delivery of notice of its intent to exercise such extension option, and as of the effective date of such extension, no Default or Unmatured Default shall have occurred and be continuing and the Borrower shall so certify in writing; and (iii) On or before the then current Facility Termination Date, the Borrower shall pay to Administrative Agent for the benefit of the Lenders an extension fee (the “Extension Fee”) for the extension so exercised in an amount equal to seventy-fivesixty-two and one-half one thousandths of one percent (0.0750.0625%) of the then-current Commitment of each Lender. - 53 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Any such extension shall become effective upon receipt of the Extension Notice and the payment of the Extension Fee. 2.22. Termination or Increase in Commitments . (a) Borrower shall have the right, upon at least three (3) Business Days’ notice, to terminate or cancel, in whole or in part, the unused portion of the Aggregate Commitment in excess of the Outstanding Facility Amount, provided that each partial reduction shall be in a minimum amount of $1,000,000 or any whole multiple of $100,000 in excess thereof. Any partial termination of the Aggregate Commitment shall be applied to reduce each Lender’s Commitment on a pro rata basis. Once terminated or reduced, the Aggregate Commitment may not be reinstated or increased thereafter. (b) Provided Borrower has not exercised any right to terminate or reduce the Aggregate Commitment and provided no Default or Unmatured Default has occurred and is then continuing, the Borrower shall also have the right from time to time to increase the Aggregate Commitment from the amount of $350,000,000 up to a maximum of $700,000,0001,000,000,000 by either adding new Approved Banks as Lenders to provide new Commitments or obtaining the agreement of one or more existing Lenders to increase their Commitments. Any such increase by existing Lenders shall be at the sole discretion of such Lenders and no Lender shall have any obligation to increase any of its Commitments. The Administrative Agent’s approval of any such new Lenders shall not be unreasonably withheld or delayed, provided, that no new Lender shall be an Ineligible Institution. On the effective date of any such increase, the Borrower shall pay to the Administrative Agent and the Arrangers any amounts due to them under the applicable Fee Letter (if any) on account of such increase and shall pay to each new lender or then-existing Lender providing such additional Commitment the up-front fee agreed to by the Borrower in its commitment letter with such party. Such increases shall be evidenced by the execution and delivery of an Amendment Regarding Increase in the form of Exhibit J attached hereto by the Borrower, the Administrative Agent and the new Lender or existing Lender providing such additional Commitment, a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof. In addition, on or before the effective date of any such increase, the Subsidiary Guarantors shall execute a consent to such increase ratifying and continuing their obligations under the Subsidiary Guaranty. Upon each such increase in the aggregate Commitments, within five (5) Business Days (in the case of any Floating Rate Advance then outstanding) or at the end of the then current Interest Period with respect thereto (in the case of any SOFR Rate Advance then outstanding), as applicable, each Lender’s Percentage shall be recalculated to reflect such increase in the Commitments and the outstanding principal balance of the Loans shall be reallocated among the Lenders such that the outstanding principal amount of Loans of each Lender shall be equal to such Lender’s Percentage (as recalculated). The Lenders agree to cooperate in any required sale and purchase of outstanding Advances - 54 - US_Active\121281000US_ACTIVE\127990919\V-10-8

to achieve such result. In no event shall the aggregate Commitments exceed $700,000,0001,000,000,000 without the approval of all of the Lenders. 2.23. Applications of Moneys Received . All moneys collected or received by the Administrative Agent on account of the Facility directly or indirectly, including any moneys collected with respect to certain Swap Contracts to the extent provided in Subsection 2.23(v) below, shall be applied in the following order of priority: (i) to the payment of all reasonable costs incurred in the collection of such moneys; (ii) to the reimbursement of any amounts due to the Lenders in accordance with Article III; (iii) to the payment of any issuance fee due to the Issuing Bank pursuant to Section 2A.8(b), to the payment of any Facility Fees then due, and to the payment of any fees to the Administrative Agent then due; (iv) to the payment of accrued and unpaid interest then due to the Lenders (other than Defaulting Lenders) under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents); (v) (a) in case the entire unpaid principal of the Loans shall not have become due and payable, (i) the whole amount received as interest and Facility Letter of Credit Fees then due to the Lenders (other than Defaulting Lenders) as their respective Percentages appear, (ii) then (x) unless a Default has occurred and is then continuing, first to Floating Rate Advances in accordance with the Lenders’ respective Percentages, and second to SOFR Rate Advances in accordance with the Lenders’ respective Percentages or (y) if a Default has occurred and is then continuing, on a pro rata basis to the Lenders as their respective Percentages appear, and (iii) provided that at or prior to the execution of any Swap Contract with one or more Lenders or their respective Affiliates, the Lenders or Lenders’ Affiliates party thereto and the Borrower shall have delivered written notice to Administrative Agent that such Swap Contract has been entered into and that collection of the obligations thereunder are to be governed by this Section 2.23, the whole amount, if any, received as principal to each Lender and Affiliate of a Lender under any such Swap Contract on a pro rata basis to pay towards any such obligations then due, or (b) in case the entire unpaid principal of the Loans shall have become due and payable, as a result of a Default or otherwise, to the payment of the whole amount then due and payable on the Loans for principal, together with interest thereon at the Default - 55 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Rate or the interest rate, as applicable, first to the Lenders (other than Defaulting Lenders) as their respective Percentages appear until all Loans held by such Lenders and all interest thereon has been paid in full, second to the Letter of Credit Collateral Account until the full amount of Facility Letter of Credit Obligations is on deposit therein and last, to each Lender and Affiliate of a Lender under any of the Swap Contracts referenced in clause (a)(iii) of this Subsection 2.23(v) on a pro rata basis until the full amount of obligations under such Swap Contracts then due are repaid; (vi) To the payment of any other fees, reimbursement or indemnification obligations of Borrower then due to the Lenders (other than the Defaulting Lenders) under any Loan Documents, on a pro rata basis in accordance with the respective amounts due to such Lenders; and (vii) to the payment of any sums due to the Defaulting Lenders in accordance with their respective Percentages of such aggregate unpaid sums (provided that Administrative Agent shall have the right to set-off against such sums any amounts due from such Defaulting Lender). ARTICLE IIA LETTER OF CREDIT SUBFACILITY 2A.1 Obligation to Issue . Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower herein set forth, the Issuing Bank hereby agrees to issue for the account of the Borrower, one or more Facility Letters of Credit in accordance with this Article IIA, from time to time during the period commencing on the Agreement Effective Date and ending on a date thirty (30) days prior to the then current Facility Termination Date. 2A.2 Types and Amounts . The Issuing Bank shall not have any obligation to: (i) issue any Facility Letter of Credit if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank; (ii) issue any Facility Letter of Credit if, after giving effect thereto, (1) the then applicable Outstanding Facility Amount would exceed the then-current Aggregate - 56 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Commitment or (2) the then-applicable Outstanding Facility Amount would exceed the then-current Aggregate Commitment or (3) the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit; or (iii) issue any Facility Letter of Credit having an expiration date, or containing automatic extension provisions to extend such date, to a date beyond the then-current Facility Termination Date, provided, further, that a Facility Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Facility Termination Date, so long as the Borrower delivers to the Administrative Agent for the benefit of the Lenders no later than the then Facility Termination Date either (1) cash collateral for such Letter of Credit for deposit into the Letter of Credit Collateral Account in an amount equal to the stated amount of such Letter of Credit, (2) a backup Letter of Credit having terms acceptable to the Administrative Agent and issued by a domestic financial institution having a rating assigned by Moody’s or S&P to its senior unsecured debt of AA/Aa2 or better or (3) other collateral satisfactory to the Administrative Agent. Upon the expiration, cancellation or termination of a Facility Letter of Credit for which cash, a backup Letter of Credit or other collateral has been provided pursuant to the preceding clause (1), (2) or (3), the Administrative Agent shall promptly return any such backup Letter of Credit to the Borrower or release such collateral if such extension is not exercised or is not exercisable. 2A.3 Conditions . In addition to being subject to the satisfaction of the conditions contained in Article IV hereof, the obligation of the Issuing Bank to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions: (i) the proposed Facility Letter of Credit shall be reasonably satisfactory to the Issuing Bank as to form and content; (ii) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the requested Facility Letter of Credit and no law, rule or regulation applicable to the Issuing Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank shall prohibit or request that the Issuing Bank refrain from the issuance of Letters of Credit generally or the issuance of the requested Facility Letter or Credit in particular; and (iii) there shall not exist any Default. - 57 - US_Active\121281000US_ACTIVE\127990919\V-10-8

2A.4 Procedure for Issuance of Facility Letters of Credit . (a) Borrower shall give the Issuing Bank and the Administrative Agent at least three (3) Business Days’ prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (a “Letter of Credit Request”) and shall (i) immediately provide the Issuing Bank and the Administrative Agent with a telecopy of the written notice required hereunder which has been signed by an Authorized Officer or a telex containing all information required to be contained in such written notice and (ii) promptly provide the Issuing Bank and the Administrative Agent (in no event later than the requested date of issuance) with the written notice required hereunder containing the original signature of an authorized officer; such notice shall be irrevocable, except as provided in Section 2A.4(b)(i) below, and shall specify: 1. the stated amount of the Facility Letter of Credit requested (which stated amount shall not be less than $50,000); 2. the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit (the “Issuance Date”); 3. the date on which such requested Facility Letter of Credit is to expire (which day shall be a Business Day), subject to Section 2A.2(iii) above; 4. the purpose for which such Facility Letter of Credit is to be issued; 5. the Person for whose benefit the requested Facility Letter of Credit is to be issued; and 6. any special language required to be included in the Facility Letter of Credit. Such notice, to be effective, must be received by such Issuing Bank and the Administrative Agent not later than noon (Cleveland time) on the last Business Day on which notice can be given under this Section 2A.4(a). (b) Subject to the terms and conditions of this Article IIA and provided that the applicable conditions set forth in Article IV hereof have been satisfied, the Issuing Bank shall, on the Issuance Date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Request and the Issuing Bank’s usual and customary business practices unless the Issuing Bank has actually received (i) written notice from the Borrower specifically revoking the Letter of Credit Request with respect to such Facility Letter of Credit given not later than the Business Day immediately preceding the Issuance Date, or (ii) written or telephonic notice from the Administrative Agent stating that the issuance of such Facility Letter of Credit would violate Section 2A.2. Notwithstanding anything to the contrary contained in this Section 2A.4, the Issuing Bank shall not be obligated to issue, amend, extend, renew or increase any Facility Letter of Credit at a time when any other Lender is a Defaulting Lender, unless the Issuing Bank is satisfied that the participation therein will otherwise be fully - 58 - US_Active\121281000US_ACTIVE\127990919\V-10-8 allocated to the Lenders that are Non-Defaulting Lenders consistent with Section 10.14 and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Bank has entered into arrangements with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Bank in its good faith determination to eliminate the Issuing Bank’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. (c) The Issuing Bank shall give the Administrative Agent (who shall promptly notify Lenders) and the Borrower written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit (the “Issuance Notice”). (d) The Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2A.4 are met as though a new Facility Letter of Credit was being requested and issued. 2A.5 Reimbursement Obligations; Duties of Issuing Bank . (a) The Issuing Bank shall promptly notify the Borrower and the Administrative Agent (who shall promptly notify Lenders) of any draw under a Facility Letter of Credit. Any such draw shall not be deemed to be a default hereunder but shall constitute an Advance of the Facility in the amount of the Reimbursement Obligation with respect to such Facility Letter of Credit and shall bear interest from the date of the relevant drawing(s) under the pertinent Facility Letter of Credit at the Floating Rate; provided that if a Default regarding the non-payment of any monetary obligations to the Administrative Agent or the Lenders exists at the time of any such drawing(s), then the Borrower shall reimburse the Issuing Bank for drawings under a Facility Letter of Credit issued by the Issuing Bank no later than the next succeeding Business Day after the payment by the Issuing Bank and until repaid such Reimbursement Obligation shall bear interest at the Default Rate. (b) Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Issuing Bank under any resulting liability to any Lender or, provided that such Issuing Bank has complied with the procedures specified in Section 2A.4, relieve any Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered in compliance, and that they appear to comply on their face, with the requirements of such Letter of Credit. 2A.6 Participation . (a) Immediately upon issuance by the Issuing Bank of any Facility Letter of Credit in accordance with the procedures set forth in this Article IIA, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, - 59 - US_Active\121281000US_ACTIVE\127990919\V-10-8

without recourse, representation or warranty, an undivided interest and participation equal to such Lender’s Percentage in such Facility Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto) and all related rights hereunder and under the Subsidiary Guaranty and other Loan Documents. (b) In the event that the Issuing Bank makes any payment under any Facility Letter of Credit and the Borrower shall not have repaid such amount to the Issuing Bank pursuant to Section 2A.5 hereof, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Lender’s Percentage of the unreimbursed amount of such payment, and the Administrative Agent shall promptly pay such amount to the Issuing Bank. A Lender’s payments of its Percentage of such Reimbursement Obligation as aforesaid shall be deemed to be a Loan by such Lender and shall constitute outstanding principal under such Lender’s Note. The failure of any Lender to make available to the Administrative Agent for the account of the Issuing Bank its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made. Any Lender which fails to make any payment required pursuant to this Section 2A.6(b) shall be deemed to be a Defaulting Lender hereunder. (c) Whenever the Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, the Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender’s Percentage thereof. (d) Upon the request of the Administrative Agent or any Lender, the Issuing Bank shall furnish to such Administrative Agent or Lender copies of any Facility Letter of Credit to which the Issuing Bank is party and such other documentation as may reasonably be requested by the Administrative Agent or any Lender. (e) The obligations of a Lender to make payments to the Administrative Agent for the account of the Issuing Bank with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever other than a failure of any such Issuing Bank to comply with the terms of this Agreement relating to the issuance of such Facility Letter of Credit, and such payments shall be made in accordance with the terms and conditions of this Agreement under all circumstances. - 60 - US_Active\121281000US_ACTIVE\127990919\V-10-8

2A.7 Payment of Reimbursement Obligations . (a) The obligation of the Borrower to pay to the Administrative Agent for the account of the Issuing Bank the amount of all Advances for Reimbursement Obligations, interest and other amounts payable to the Issuing Bank under or in connection with any Facility Letter of Credit when due shall be absolute and unconditional, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person, under all circumstances, including without limitation any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (ii) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower and the beneficiary named in any Facility Letter of Credit); (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or (v) the occurrence of any Default. (b) In the event any payment by the Borrower received by the Issuing Bank or the Administrative Agent with respect to a Facility Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Administrative Agent or Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Administrative Agent, contribute such Lender’s Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuing Bank or the Administrative Agent upon the amount required to be repaid by the Issuing Bank or the Administrative Agent. 2A.8 Compensation for Facility Letters of Credit . - 61 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(a) The Borrower shall pay to the Administrative Agent, for the ratable account of the Lenders (including the Issuing Bank), based upon the Lenders’ respective Percentages, a per annum fee (the “Facility Letter of Credit Fee”) as a percentage of the face amount of each Facility Letter of Credit outstanding equal to the SOFR Applicable Margin in effect from time to time while such Facility Letter of Credit is outstanding. The Facility Letter of Credit Fee relating to any Facility Letter of Credit shall accrue on a daily basis and shall be due and payable in arrears on the first Business Day of each calendar quarter following the issuance of such Facility Letter of Credit and, to the extent any such fees are then due and unpaid, on the Facility Termination Date or any other earlier date that the Advances and Facility Letter of Credit Obligations are due and payable in full. The Administrative Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to the other Lenders in accordance with their Percentages thereof. The Borrower shall not have any liability to any Lender for the failure of the Administrative Agent to promptly deliver funds to any such Lender and shall be deemed to have made all such payments on the date the respective payment is made by the Borrower to the Administrative Agent, provided such payment is received by the time specified in Section 2.13 hereof. (b) The Issuing Bank also shall have the right to receive solely for its own account an issuance fee equal to one-eighth of one percent (0.125%) of the face amount of each Facility Letter of Credit payable by the Borrower on the Issuance Date for each such Facility Letter of Credit and on the date of any increase therein or extension thereof. The Issuing Bank shall also be entitled to receive its reasonable out-of-pocket costs and the Issuing Bank’s customary administrative charges of issuing, amending and servicing Facility Letters of Credit and processing draws thereunder. 2A.9 Letter of Credit Collateral Account . The Borrower hereby agrees that it will immediately upon the occurrence of a Default, or prior to the Facility Termination Date if a Facility Letter of Credit is outstanding and unexpired on such date as provided in Section 2A.2(iii) above, establish a special collateral account (the “Letter of Credit Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Letter of Credit Collateral Account shall hold the deposits the Borrower is required to make upon the Facility Termination Date related to any such outstanding and unexpired Facility Letter of Credit or after a Default on account of any outstanding Facility Letters of Credit as described in Section 8.1. In addition to the foregoing, the Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders holding a Commitment, a security interest in and to the Letter of Credit Collateral Account and any funds that may hereafter be on deposit in such account, including income earned thereon. The Lenders acknowledge and agree that the Borrower has no obligation to fund the Letter of Credit Collateral Account unless and until so required under Section 2A.2(iii) or Section 8.1 hereof. - 62 - US_Active\121281000US_ACTIVE\127990919\V-10-8

2A.10 Obligations Absolute . The obligations of the Borrower to the Lenders under this Agreement with respect to Facility Letters of Credit (and of the Lenders to make payments to the Issuing Bank with respect to Facility Letters of Credit) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Facility Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Facility Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Facility Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Facility Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Facility Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Facility Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between the Borrower or any of its Subsidiaries or Affiliates and any beneficiary or transferee of any Facility Letter of Credit; (vi) any irregularity in the transaction with respect to which any Facility Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Facility Letter of Credit; (vii) payment by the Issuing Bank under any Facility Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Facility Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Bank as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Facility Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Facility Letter of Credit; (x) the failure of any payment by the Issuing Bank to conform to the terms of a Facility Letter of Credit (if, in the Issuing Bank’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Unmatured Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. - 63 - US_Active\121281000US_ACTIVE\127990919\V-10-8

ARTICLE III. CHANGE IN CIRCUMSTANCES 3.1. Yield Protection . Subject to the provisions of Section 3.6, if, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (a) subjects any Lender or any applicable Lending Installation party hereto to any Taxes, or changes the basis of taxation of payments (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes) to any Lender in respect of its SOFR Rate Loans, or (b) imposes or increases or makes applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than any other reserves and assessments taken into account in determining the interest rate applicable to SOFR Rate Advances, if any), or (c) imposes any other condition the direct result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its SOFR Rate Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its SOFR Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of SOFR Rate Loans, by a material amount, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its SOFR Rate Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such SOFR Rate Loans or Commitment, then, subject to the provisions of Section 3.6, Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received. 3.2. Changes in Capital Adequacy Regulations . If a Lender in good faith determines the amount of capital or liquidity required or expected to be maintained by such Lender, any Lending Installation of such Lender or any - 64 - US_Active\121281000US_ACTIVE\127990919\V-10-8

corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by such Lender, Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such Lender’s capital which such Lender in good faith determines is attributable to this Agreement, its outstanding credit exposure hereunder or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as hereinafter defined) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital or liquidity required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives promulgated thereunder and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change”, regardless of the date enacted, adopted or issued. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued. 3.3. [Reserved] . 3.4. Funding Indemnification . The Borrower shall compensate each Lender upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its SOFR Loans) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of SOFR Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (whether or not withdrawn by the Borrower or deemed withdrawn); (ii) if any repayment, prepayment, Conversion or Continuation of any SOFR Loan occurs on a date that is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its SOFR Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) as a result of an assignment by a Lender of any SOFR Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower - 65 - US_Active\121281000US_ACTIVE\127990919\V-10-8

pursuant to Section 2.9 or (v) as a consequence of (y) any other default by the Borrower to repay or prepay any SOFR Loans when required by the terms of this Agreement or (z) an election made pursuant to Section 2.9. The written request of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such request within 10 days after receipt thereof. 3.5. Taxes . (a) All payments by the Borrower and the Subsidiary Guarantors hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or applicable Subsidiary Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (b) The Borrower and the Subsidiary Guarantors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (c) The Borrower and the Subsidiary Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith. (d) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such - 66 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Lender (but only to the extent that Borrower or a Subsidiary Guarantor has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower and each Subsidiary Guarantor to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection. (e) As soon as practicable after any payment of Taxes by the Borrower or any Subsidiary Guarantor to a Governmental Authority pursuant to this Section 3.5, Borrower or such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person: - 67 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN, or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (II) an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8ECI; (III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit GK-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN, or W-8BEN-E, as applicable; or (IV) to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit GK-2 or Exhibit GK-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit GK-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as - 68 - US_Active\121281000US_ACTIVE\127990919\V-10-8

shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an electronic copy (or an original if requested by the Borrower or the Administrative Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never - 69 - US_Active\121281000US_ACTIVE\127990919\V-10-8 been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person. (g) Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. 3.6. Lender Statements; Survival of Indemnity . If any Lender becomes entitled to claim any additional amounts pursuant to Sections 3.1, 3.2 or 3.5, Borrower shall not be required to pay the same unless they are the result of requirements imposed generally on lenders similar to such Lender and not the result of some specific reserve or similar requirement imposed on such Lender as a result of such Lender’s special circumstances. If any Lender becomes entitled to claim any additional amounts pursuant to Sections 3.1, 3.2 or 3.5, such Lender shall provide Borrower with not less than thirty (30) days written notice (with a copy to the Administrative Agent) specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount; provided that Borrower is not required to compensate Lender pursuant to Sections 3.1, 3.2 or 3.5 for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Lender notifies Borrower of the events giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefore. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its SOFR Rate Loans to reduce any liability of Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of SOFR Rate Advances under Section 2.16, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a SOFR Rate Loan shall be calculated as though each Lender funded its SOFR Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the SOFR Base Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable thirty (30) days after receipt by Borrower of such written statement. The obligations of Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. - 70 - US_Active\121281000US_ACTIVE\127990919\V-10-8

ARTICLE IV. CONDITIONS PRECEDENT 4.1. Initial Advance . The Lenders shall not be required to make the initial Advance hereunder, or issue the initial Facility Letter of Credit hereunder, unless and until (a) the Borrower shall, prior to or concurrently therewith, have paid all fees due and payable to the Lenders and the Administrative Agent hereunder, and (b) the Borrower shall have furnished to the Administrative Agent the following: (a) The duly executed originals of this Agreement (with sufficient originals thereof for each of the Lenders), the Notes payable to each of the Lenders, the Subsidiary Guaranty and any other additional Loan Documents; (b) (A) Certificates of good standing for each Loan Party from its state of organization, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Effective Date, and (B) foreign qualification certificates for each Loan Party certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Effective Date, for each jurisdiction in which an Unencumbered Property owned by such Loan Party is located; (c) Copies of the formation documents (including code of regulations, if appropriate) of the Loan Parties, certified by an officer of the Borrower or such other Loan Party, as appropriate, together with all amendments thereto; (d) Incumbency certificates, executed by officers of the Loan Parties, which shall identify by name and title and bear the signature of the Persons authorized to sign this Agreement and the additional Loan Documents and to make borrowings hereunder on behalf of such parties, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party; (e) Copies, certified by a Secretary or an Assistant Secretary of the applicable Loan Party, of the Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent) authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of this Agreement and the additional Loan Documents to be executed and delivered by the applicable Loan Party; (f) Written opinions of the Loan Parties’ counsel, addressed to the Lenders, in form and substance reasonably acceptable to the Administrative Agent; (g) A certificate, signed by an Authorized Officer of the Borrower, stating that on the Agreement Effective Date no Default or Unmatured Default has occurred and is - 71 - US_Active\121281000US_ACTIVE\127990919\V-10-8

continuing, and there has been no change in the financial condition or business of the Borrower and the Consolidated Group taken as a whole since the date of the most recent financial statements delivered to the Administrative Agent which would have a Material Adverse Effect, that all representations and warranties of the Borrower are true and correct in all material respects as of the Agreement Effective Date; (h) The most recent financial statements of the Borrower; (i) UCC financing statement searches with respect to the Borrower and each of the other Loan Parties from the state of its organization and with respect to each owner of an Initial Unencumbered Property from the state in which such Unencumbered Property is located; (j) Written money transfer instructions, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested; (k) A pro forma compliance certificate in the form of Exhibit A, utilizing the covenants established herein and executed by the Borrower’s chief financial officer or chief accounting officer; (l) Evidence that all fees due to each of the Lenders with respect to this Agreement have been paid; (m) The Unencumbered Property Due Diligence; (n) The absence of any action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or Governmental Authority that is reasonably expected to have a material adverse effect on the Borrower and the Consolidated Group, taken as a whole, or that is reasonably expected to have a material adverse effect on any transaction contemplated hereby or on the ability of the Borrower or the Subsidiary Guarantors, taken as a whole, to perform their respective obligations under the Loan Documents; (o) Evidence satisfactory to the Administrative Agent of payment in full of all amounts due to any lender under the Original Credit Agreement which is not continuing as a Lender hereunder and of acceptance by it of the termination of its commitment thereunder; (p) A Beneficial Ownership Certification, if Borrower qualifies as a legal entity customer under the Beneficial Ownership Regulation, which such Beneficial Ownership Certification shall also be delivered to any Lender that so requests in addition with any other “know your customer” information that such Lender requests; (q) Evidence satisfactory to the Administrative Agent that the modified Term Loan Agreement has become, or is becoming, effective on such date; and - 72 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(r) Such other documents as the Administrative Agent or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel. For purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a lender upon delivery of its executed signature page to the Administrative Agent without conditions for release or, if a Lender delivers its signature page with conditions for release, notice from that Lender to the Administrative Agent (or its counsel) that such conditions for release have been met. 4.2. Each Advance and Issuance . The Lenders shall not be requiredobligation of each Lender to make any Advance or issue any Facility Letter of Credit unless on the applicable Borrowing Date is subject to the satisfaction of the following conditions: (a) Prior to, and after giving effect to such Advance or issuance, there shall not exist any Default or Unmatured Default; and (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date with respect to the Loan Parties in existence on such Borrowing Date, except (i) to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date or (ii) for changes in factual circumstances which are permitted by this Agreement. Each Borrowing Notice and each Letter of Credit Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) (in the case of the initial Borrowing Notice) and (b) have been satisfied. ARTICLE V. REPRESENTATIONS AND WARRANTIES The Borrower represents and warrants to the Lenders that: 5.1. Existence . Borrower is a corporation duly organized and validly existing under the laws of the State of Maryland, with its principal place of business in Downers Grove, Illinois and is duly qualified - 73 - US_Active\121281000US_ACTIVE\127990919\V-10-8

as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. Each of the Borrower’s Subsidiaries are duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and have all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect. 5.2. Authorization and Validity . The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a proceeding of equity or at law. 5.3. No Conflict; Government Consent . Neither the execution and delivery by the Borrower or the other Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, or any of Borrower’s Subsidiaries or the Borrower’s or any Subsidiary’s articles of incorporation, operating agreements, partnership agreement, or by-laws, or the provisions of any indenture, instrument or agreement to which the Borrower or any of Borrower’s Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required as a condition to the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement. 5.4. Financial Statements; Material Adverse Effect . - 74 - US_Active\121281000US_ACTIVE\127990919\V-10-8

All consolidated financial statements of the Loan Parties heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Loan Parties at such date and the consolidated results of their operations for the period then ended and include all material contingent obligations, subject, in the case of interim financial statements, to normal and customary year-end adjustments. From the preparation date of the most recent financial statements delivered to the Lenders through the AgreementThird Amendment Effective Date, there was no change in the business, properties, or condition (financial or otherwise) of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect. 5.5. Taxes . The Loan Parties have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate. 5.6. Litigation . Except as set forth on Schedule 5.6 hereto or as set forth in written notice to the Administrative Agent from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Loan Parties which could reasonably be expected to have a Material Adverse Effect. 5.7. Subsidiaries . Schedule 5.7 hereto contains, an accurate list of all Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership or membership interest owned by the Borrower or other Subsidiaries as of the date hereofThird Amendment Effective Date. All of the issued and outstanding shares of capital stock of such Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable. - 75 - US_Active\121281000US_ACTIVE\127990919\V-10-8

5.8. ERISA . No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $40,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $40,000,000 the fair market value of the assets of all such underfunded Plans. 5.9. Accuracy of Information . No information, exhibit or report furnished by the Loan Parties to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. 5.10. Regulations of the Board . No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System. 5.11. Material Agreements . Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder. - 76 - US_Active\121281000US_ACTIVE\127990919\V-10-8

5.12. Compliance With Laws . The Borrower has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect. The Loan Parties have not received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect. 5.13. Ownership of Properties . On the date of this AgreementThird Amendment Effective Date, the Borrower and its Subsidiaries will have good and marketable title, free of all Liens other than those permitted by Section 6.14, to all of the Unencumbered Properties. 5.14. Investment Company Act . Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. 5.15. Solvency . (a) Immediately after the AgreementThird Amendment Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become - 77 - US_Active\121281000US_ACTIVE\127990919\V-10-8 absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereofThird Amendment Effective Date. (b) The Borrower and its Subsidiaries on a consolidated basis have not incurred debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary. 5.16. Insurance . The Loan Parties carry, or cause to be carried, insurance on their Projects, including each Unencumbered Property, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Borrower and its Subsidiaries operate, including, without limitation: (a) Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Projects (to the extent replacement cost insurance is maintained by companies engaged in similar business and owning similar properties); (b) Builder’s risk insurance for any Project under construction in the amount of the construction cost of such Project; (c) Loss of rental income insurance in the amount not less than one year’s gross revenues from the Projects; and (d) Comprehensive general liability insurance in the amount of $20,000,000 per occurrence. 5.17. REIT Status . Borrower is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Borrower as a real estate investment trust. - 78 - US_Active\121281000US_ACTIVE\127990919\V-10-8

5.18. Environmental Matters . Each of the following representations and warranties is true and correct on and as of the AgreementThird Amendment Effective Date except as disclosed on the environmental assessments delivered to the Administrative Agent pursuant to this Agreement or on Schedule 5.18 attached hereto or to the extent that the facts and circumstances giving rise to any the failure of such representations and warranties to be true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) To the best knowledge of the Borrower, with respect to all Projects owned by the Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws. (ii) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened. (iii) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of to or from the Projects of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern migrated or been generated, treated, stored or disposed of at, on or under any of the Projects of the Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of the Borrower or any Subsidiary under, any applicable Environmental Laws. (iv) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or, to the Borrower’s knowledge, will be named as a party with respect to the Projects of the Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Borrower and its Subsidiaries. (v) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Borrower and its Subsidiaries, or arising from or related to the operations of the Borrower and its Subsidiaries in connection with the Projects in - 79 - US_Active\121281000US_ACTIVE\127990919\V-10-8

violation of or in amounts or in a manner that could give rise to liability under Environmental Laws. 5.19. Unencumbered Properties . As of the AgreementThird Amendment Effective Date, Exhibit H is a correct and complete list of all Unencumbered Properties. Each of the Unencumbered Properties included by Borrower in calculations of the Unencumbered Pool Value satisfies all of the requirements contained in this Agreement for the same to be included therein. 5.20. Anti-Terrorism Laws . (a) None of Borrower and Borrower’s Subsidiaries is in violation of any Sanctions Laws and Regulations or any other laws or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. (b) None of Borrower and Borrower’s Subsidiaries, or, to the best of Borrower’s knowledge, any of their respective directors, officers, brokers or other agents acting with respect to or benefiting from this Agreement is a Prohibited Person. A “Prohibited Person” is any of the following: (1) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (2) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (3) a person or entity with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (4) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (5) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official - 80 - US_Active\121281000US_ACTIVE\127990919\V-10-8

website or any replacement website or other replacement official publication of such list. (c) None of Borrower and Borrower’s Subsidiaries (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (3) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. Borrower does not intend to use, shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Facility Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions Laws and Regulations. 5.21. Beneficial Ownership Certification . As of the AgreementThird Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. ARTICLE VI. COVENANTS During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing: 6.1. Financial Reporting . The Borrower will maintain for the Consolidated Group a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent and the Lenders: (a) As soon as available, but in any event not later than sixty (60) days after the close of each of the first three fiscal quarters of any fiscal year, for the Consolidated Group, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Consolidated Group for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the - 81 - US_Active\121281000US_ACTIVE\127990919\V-10-8

figures for the previous year, all certified by the Borrower’s chief financial officer or chief executive officer; (b) Together with the quarterly and annual financial statements required hereunder, the following reports, all certified by an Authorized Officer of the Borrower: (1) a schedule listing all Projects of the Borrower and its Subsidiaries and summary information for each such Project, including location, square footage, occupancy, Net Operating Income and debt; (2) a statement of the Adjusted Unencumbered NOI and occupancy percentage of the Unencumbered Pool as of the end of the prior fiscal quarter; and (3) a list of all Subsidiary Guarantors as of the end of the most recently ended quarterly or annual fiscal period (if any). (c) As soon as available, but in any event not later than ninety (90) days after the close of each fiscal year, for the Consolidated Group, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, prepared by the Borrower’s existing certified public accountant or another independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent; (d) Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit A hereto signed by the Borrower’s chief financial officer, chief accounting officer or chief operating officer showing the calculations and computations necessary to determine compliance with this Agreement as of the last day of the period covered by such quarterly or annual financial statement, including without limitation such information as is reasonably requested by the Administrative Agent to determine compliance as of such date with the covenants contained in Sections 6.16 and 6.17 of this Agreement, and stating that, to such officer’s knowledge, no Default or Unmatured Default exists, or if, to such officer’s knowledge, any Default or Unmatured Default exists, stating the nature and status thereof; (e) As soon as possible and in any event within ten (10) days after a responsible officer of the Borrower knows thereof, the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Default under Section 7.10 of this Agreement; (f) As soon as possible and in any event within ten (10) days after receipt by a responsible officer of the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of - 82 - US_Active\121281000US_ACTIVE\127990919\V-10-8

the release by the Borrower, any of its Subsidiaries, or any other Person of any Material of Environmental Concern into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in the case of either (i) or (ii) could have a Material Adverse Effect; (g) Promptly following the execution thereof, notice and copies thereof of all amendments, modifications, supplements, consents and waivers under the Term Loan Agreement; provided that, unless otherwise requested by the Administrative Agent, such notice shall not be required while the Administrative Agent is a party to the Term Loan Agreement (it being understood and agreed that any such notice shall be provided in accordance with Section 13.1 of this Agreement and, for the avoidance of doubt, may be transmitted by email). (h) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished, including without limitation all form 10-K and 10-Q reports filed with the SEC; (i) Within thirty (30) days following receipt of an updated Sustainability Rating, a certificate setting forth the Applicable Sustainability Adjustment to be made commencing with the first day of the immediately succeeding calendar year following delivery of such certificate, as certified by the Borrower’s chief financial officer or chief executive officer; and (i) [Reserved]; and (j) Such other information (including, without limitation, financial statements for the Borrower, statements detailing the contributions to Consolidated NOI from individual Projects and non-financial information) as the Administrative Agent may from time to time reasonably request. At the Borrower’s option, the Borrower may deliver information required to be delivered pursuant to this Section 6.1 by posting any such information to an internet website maintained by the Borrower or to the website of the Securities and Exchange Commission (www.sec.gov). Any such information provided in such manner shall only be deemed to have been delivered to the Administrative Agent or a Lender (i) on the date on which the Administrative Agent or such Lender, as applicable, receives notice from the Borrower that such information has been posted and (ii) only if such information is publicly available without charge on such website. If for any reason, the Administrative Agent or a Lender either did not receive such notice or after reasonable efforts was unable to access such website, then the Administrative Agent or such Lender, as applicable, shall not be deemed to have received such information. In addition to any manner permitted by Article XIII, the Borrower may notify the Administrative Agent or a Lender that information has been posted to such a website by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Administrative Agent or such Lender, as applicable. Notwithstanding the foregoing, (i) the Administrative Agent and each Lender is responsible for signing up, and agrees to signup, for e-mail notifications, if any, - 83 - US_Active\121281000US_ACTIVE\127990919\V-10-8

permitted by the Borrower’s internet website and by submitting the e-mail address to which the Administrative Agent or such Lender, as the case may be, desires to have e-mail notifications delivered to the Administrative Agent or such Lender and the Administrative Agent and each Lender hereby agree that such e-mail notifications to such e-mail addresses will satisfy the notification requirements of this Section 6.1, and (ii) failure of the Administrative Agent or any Lender to sign up for such e-mail notifications or to keep such e-mail addresses current shall relieve the Borrower from any obligation to provide e-mail notifications to the Administrative Agent or such Lender in order to for the Borrower to be entitled to deliver information required to be delivered pursuant to this Section 6.1 by posting such information to the Borrower’s internet website. 6.2. Use of Proceeds . The Borrower will use, and will cause each of its Subsidiaries to use, the proceeds of the Advances for its own account for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of its business, including without limitation the repayment of Indebtedness, Property acquisitions, capital expenditures, development, redevelopment, capital reserves, working capital and any other transaction not prohibited hereunder. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances (i) to purchase or carry any “margin stock” (as defined in Regulation U) if such usage could constitute a violation of Regulation U by any Lender, or (ii) to fund any purchase of, or offer for, a controlling portion of the Capital Stock of any Person, unless the board of directors or other manager of such Person has consented to such offer. The Borrower shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations, or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement. No Loan or Facility Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions Law or Regulation. 6.3. Notice of Default . The Borrower will give notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect promptly after obtaining knowledge thereof. 6.4. Conduct of Business . - 84 - US_Active\121281000US_ACTIVE\127990919\V-10-8

The Borrower will do, and will cause each Loan Party to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a trust, corporation, limited liability company, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers and other investments not prohibited hereunder and Permitted Investments) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor its Subsidiaries may undertake any business other than the acquisition of commercial properties, providing mortgage note receivables, engaging in construction activities and any business activities and investments incidental thereto (including investments in Marketable Securities) and certain additional activities permitted within the limitations imposed on such additional activities pursuant to Section 6.19 below. 6.5. Taxes . The Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them or their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. 6.6. Insurance . The Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 5.16 on all their Projects and the Borrower will furnish to the Administrative Agent upon reasonable request full information as to the insurance carried. 6.7. Compliance with Laws . The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect. 6.8. Maintenance of Properties . The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects, in good condition and repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to - 85 - US_Active\121281000US_ACTIVE\127990919\V-10-8

so maintain, preserve, protect and keep in good condition and repair will have a Material Adverse Effect. 6.9. Inspection . The Borrower will, and will cause each of its Subsidiaries to, permit the Administrative Agent upon reasonable notice and during normal business hours and subject to rights of tenants, by its representatives and agents, to inspect any of the Projects, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent may designate. 6.10. Maintenance of Status . The Borrower shall at all times maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status. 6.11. Dividends; Distributions; Redemptions . The Borrower and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock, to make distributions with respect thereto from time to time and to honor requests to redeem their Capital Stock, provided, however, that in no event shall the Borrower: (i) pay any such dividends or make any such distributions or honor any redemption requests on any Capital Stock (including without limitation the declaration and payment of Preferred Dividends or the making of distributions to holders of shares in the Borrower), if such dividends and distributions paid and redemption requests honored on account of the then-current fiscal quarter and the three immediately preceding fiscal quarters, in the aggregate for such period, would cause the Dividend Payout Ratio to exceed 95% for such period or (ii) without the consent of the Administrative Agent and the Required Lenders, pay any such dividends or make any such distributions or make any such redemptions if (A) any Default has occurred and is then continuing or (B) any Unmatured Default arising under Section 7.1 or Section 7.2 hereof has occurred and is then continuing; provided however that, notwithstanding the foregoing, (x) Borrower and its Subsidiaries shall in all cases be permitted to distribute whatever amount of dividends and distributions is necessary to maintain the Borrower’s tax status as a real estate investment trust, which dividends and distributions may be made in cash or in Capital Stock at the Borrower’s option and (y) from and after the Third Amendment Effective Date, Borrower shall be permitted to purchase shares of its Capital Stock pursuant to a tender offer in an aggregate amount of up to $100,000,000. - 86 - US_Active\121281000US_ACTIVE\127990919\V-10-8

6.12. [Intentionally Deleted] . 6.13. Plan Assets . The Borrower hereby covenants and agrees that (i) Borrower shall not use any Plan Assets to repay or secure the Obligations, (ii) no assets of the Borrower or any Subsidiary Guarantor are or will be Plan Assets, (iii) each Plan will be in compliance with all applicable requirements of ERISA and the Code except to the extent any defects can be remedied without material liability to the Borrower under Revenue Procedure 2008-50 or any similar procedure and except to the extent that such non-compliance would not have a Material Adverse Effect, and (iv) the Borrower will not have any liability under Title IV of ERISA or Section 412 of the Code with respect to any Plan which would have a Material Adverse Effect. 6.14. Liens . The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except for Permitted Liens and Liens on Properties which are not then included in the Unencumbered Pool, but only to the extent such Liens will not result in a Default in any of Borrower’s covenants herein. 6.15. Affiliates . The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate which is not a member of the Consolidated Group except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, but excluding in all events any such transactions, payments or transfers which are either disclosed in filings made by the Borrower with the Securities and Exchange Commission or related to any internalization of the business management services currently provided to the Borrower by the Advisor or any similar transactions. 6.16. [Reserved] . - 87 - US_Active\121281000US_ACTIVE\127990919\V-10-8

6.17. Indebtedness and Cash Flow Covenants . The Borrower shall not permit: (a) The Leverage Ratio to be more than sixty percent (60%) at any time; provided that on no more than two (2) occasions priorduring the period from the Third Amendment Effective Date to the final Facility Termination Date (as it may have been extended), such maximum Leverage Ratio from the date on which a Material Acquisition has occurred through the remainder of the fiscal quarter in which such Material Acquisition has occurred, together with the Leverage Ratio for the two (2) full consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition has occurred, shall be increased to sixty-five percent (65%); (b) The Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter based upon Borrower’s compliance certificate required by Section 6.1(d) hereof, to be less than 1.50 to 1.00; (c) The aggregate amount of Secured Indebtedness of the Consolidated Group which is also Recourse Indebtedness to be greater than ten percent (10%) of Total Asset Value at any time; (d) Intentionally Omitted; (e) The Unsecured Interest Coverage Ratio, as of the last day of any fiscal quarter based upon Borrower’s compliance certificate required by Section 6.1(d) hereof to be less than 1.75 to 1.00; provided that no breach of this Section 6.17(e) shall occur unless and until Borrower has failed to make the principal payments required to restore compliance with this covenant as provided in Section 2.3(b); (f) The Unsecured Leverage Ratio to be more than sixty percent (60%) at any time; provided that (A) on no more than two (2) occasions priorduring the period from the Third Amendment Effective Date to the final Facility Termination Date (as it may have been extended), such maximum Unsecured Leverage Ratio from the date on which a Material Acquisition has occurred through the remainder of the fiscal quarter in which such Material Acquisition has occurred, together with the Unsecured Leverage Ratio for the two (2) full consecutive fiscal quarters immediately following the fiscal quarter in which such Material Acquisition has occurred, shall be increased to sixty-five percent (65%) and (B) no breach of this Section 6.17(f) shall occur unless and until Borrower has failed to make the principal payments required to restore compliance with this covenant as provided in Section 2.3(b); or (g) The Unencumbered Pool Value to be less than $350,000,000, or there to be fewer than fifteen (15) Unencumbered Properties, at any time. - 88 - US_Active\121281000US_ACTIVE\127990919\V-10-8

6.18. Environmental Matters . Borrower and its Subsidiaries shall: (i) Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect, provided that in no event shall the Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Borrower or its Subsidiaries as of the Agreement Effective Date or (ii) at Projects subsequently acquired by the Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect. (ii) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect, or (iii) the failure to so comply could not reasonably be expected to have a Material Adverse Effect. (iii) Defend, indemnify and hold harmless Administrative Agent and each Lender, and their respective officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, its Subsidiaries or the, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any indemnified party as determined by a final non-appealable judgment of a court of competent jurisdiction. This indemnity shall continue in full force and effect regardless of the termination of this Agreement. - 89 - US_Active\121281000US_ACTIVE\127990919\V-10-8

6.19. Permitted InvestmentsBusiness Activities . (a) The Consolidated Group’s activities shall be limited to acquiring commercial properties, holding the Consolidated Group’s interests in National Union FireSB Retail Insurance Company of Vermont, LLC and any other future insurance captive, providing Mortgage Notes Receivable, engaging in construction activities and any business activities and investments incidental thereto (including Investments in Marketable Securities) except that the following additional Investments (“Permitted Investments”) shall also be permitted so long as the aggregate value of the Permitted Investments under each of the following clauses (i) through (v), tested as of the last day of any fiscal quarter based on Borrower’s compliance certificate for such quarter, shall not exceed the individual percentage of Total Asset Value limits stated in such clause and the aggregate value of the Permitted Investments under all such clauses on a combined basis shall not at any time exceed twenty-five percent (25%) of Total Asset Value:, including investing in Unimproved Land, Investment Affiliates, Development Projects, Mortgage Note Receivables and Non-Core Properties. (i) Unimproved Land (other than land included in the definition of Development Projects) -- (valued at undepreciated GAAP book value, after taking into account any impairments) -- five percent (5%) of Total Asset Value; (ii) Investments in Investment Affiliates (valued at the portion of Total Asset Value attributable to such entity or its assets as the case may be) -- fifteen percent (15%) of Total Asset Value; (iii) Development Projects (valued at undepreciated GAAP book value, after taking into account any impairments) -- fifteen percent (15%) of Total Asset Value; (iv) Mortgage Note Receivables (valued at undepreciated GAAP book value, after taking into account any impairments) -- five percent (5%) of Total Asset Value; and (v) Non-Core Properties, not including properties, or interests in properties included in subsection (i), (iii) or (iv) above (valued at undepreciated GAAP book value, after taking into account any impairments) -- five percent (5%) of Total Asset Value. Notwithstanding anything to the contrary contained herein, the Sacramento Project shall not be subject to the limitations set forth in this Section 6.19, or be included in the calculation of the Permitted Investments limitations. 6.20. Negative Pledges . - 90 - US_Active\121281000US_ACTIVE\127990919\V-10-8

The Borrower agrees that neither the Borrower nor any other members of the Consolidated Group shall enter into or be subject to any agreement governing Indebtedness which contains a Negative Pledge other than (i) restrictions on further subordinate Liens on Projects encumbered by a mortgage, deed to secure debt or deed of trust securing such Indebtedness, or on the direct or indirect ownership interests in the owners of such encumbered Projects, (ii) covenants in any Unsecured Indebtedness requiring (A) that the Consolidated Group maintain a pool of unencumbered properties of a size determined by reference to the total amount of Unsecured Indebtedness of the Consolidated Group on substantially similar terms to those provisions contained herein regarding the Unencumbered Pool (including without limitation clauses (e) and (f) of Section 6.17 above) or (B) that the Consolidated Group not incur Secured Indebtedness which is also Recourse Indebtedness in excess of the maximum percentage of Total Asset Value contained in clause (c) of Section 6.17 above, but that do not generally prohibit the encumbrance of the Borrower’s or the Consolidated Group’s assets, or the encumbrance of any specific assets, (iii) any Negative Pledge contained in the Term Loan Documents, or (iv) any provision of any Other Pari Passu Debt Document that either (x) conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios or financial tests (including any financial ratio such as a maximum ratio of unsecured debt to unencumbered assets) that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets or (y) requires the grant of an equal and ratable Lien to secure Unsecured Indebtedness, if a Lien is granted to secure any other Unsecured Indebtedness of such Person. 6.21. Subsidiary Guaranty . Borrower shall cause each of its existing Subsidiaries listed on Exhibit C, which includes the owners of each Unencumbered Property, along with all other current subsidiaries of the Borrower, excluding only the Excluded Subsidiaries, Within five (5) Business Days after the date that any Subsidiary of Borrower (other than an Excluded Subsidiary) incurs, acquires or otherwise suffers to exist any Recourse Indebtedness or Guarantee Obligations in respect of Recourse Indebtedness of another Person (other than the Subsidiary Guaranty), the Borrower shall cause such Subsidiary to execute and deliver to the Administrative Agent the Subsidiary Guaranty. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) concurrently with the delivery of each compliance certificate required to be delivered pursuant to Section 6.1(d), with respect to each Subsidiary which (x) is acquired or formed (other than Excluded Subsidiaries) during the most recent fiscal quarter period covered by such compliance certificate or (y) was not required to join in (or if the Subsidiary Guaranty because it was an Excluded Subsidiary but shall subsequently not be precluded from doing so during such most recent fiscal quarter and (ii) within five (5) Business Days after the date any Subsidiary has any Recourse Indebtedness or Guarantee Obligations with respect to the Term Loan Agreement, the Borrower shall cause each such Subsidiary to execute and deliver to the Administrative Agentis then in effect, a joinder into the Subsidiary Guaranty in the form of Exhibit A attached to the form of Subsidiary - 91 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Guaranty; it being understood and agreed, for purposes of clarity, that nothing in this sentence shall permit the treatment of any Eligible Unencumbered Property as an Unencumbered Property, or the inclusion of the value attributable to such Eligible Unencumbered Property in Unencumbered Pool Value, until such a joinder to the). Together with the execution and delivery of the Subsidiary Guaranty has been so executed and(and each joinder thereto), the Borrower shall cause to be delivered to the Administrative Agent by the Subsidiary owning such Eligible Unencumbered Propertythe organizational documents, certificates of good standing and resolutions (and, if requested by the Administrative Agent in connection with the initial execution and delivery of the Subsidiary Guaranty, a legal opinion) regarding such Subsidiary Guarantor, all in form and substance reasonably satisfactory to the Administrative Agent and consistent with the corresponding items delivered by the Borrower under Section 4.1. Borrower covenants and agrees that each Subsidiary which it shall cause to execute the Subsidiary Guaranty shall be fully authorized to do so by its supporting organizational and authority documents and shall be in good standing in its state of organization and in the case of any Subsidiary which is the owner of an Unencumbered Property, shall be in good standing in the state in which such Property is located. The delivery by Borrower to the Administrative Agent of any such joinder shall be deemed a representation and warranty by Borrower that each Subsidiary which Borrower caused to execute the Subsidiary Guaranty has been fully authorized to do so by its supporting organizational and authority documents and is in good standing in its state of organization and in the case of a Subsidiary which is the owner of an Unencumbered Property, is in good standing in the state in which such Property is located. From time to time Borrower may request, upon not less than five (5) Business Days prior written notice to the Administrative Agent (or such shorter time as may be agreed by the Administrative Agent), that a Subsidiary Guarantor be released from the Subsidiary Guaranty, which release (the “Release”) shall be effected by the Administrative Agent if all of the following conditions are satisfied as of the date of such Release: (a) Borrower shall have delivered a compliance certificate showing pro forma compliance with the covenants set forth in herein after giving effect to such Release; and (b) Substantially concurrently with the Release, such Subsidiary Guarantor shall have no outstanding Recourse Indebtedness or Guarantee Obligations in respect of the Term Loan Agreement; and(other than the Subsidiary Guaranty) or such Subsidiary Guarantor shall be an Excluded Subsidiary. (c) If after giving effect to such Release the resulting reduction in the Unencumbered Pool Value and Unencumbered Pool NOI would cause a breach of either Section 6.17(e) or Section 6.17(f), Borrower shall have repaid such Advances, if any, as may be required to reduce the outstanding Advances to the maximum amount of Advances that can be outstanding without creating such a breach of Section 6.17(e) or Section 6.17(f). - 92 - US_Active\121281000US_ACTIVE\127990919\V-10-8

In connection with a Release, Borrower shall deliver to the Administrative Agent a certificate from Borrower’s chief executive officer or chief financial officer regarding the matters referred to in the immediately preceding clauses (a), and (b) and (c). Notwithstanding the foregoing, the Administrative Agent shall not be obligated to release any such Subsidiary from the Subsidiary Guaranty if (i) such Subsidiary owns any Unencumbered Properties that are not being so released from such status or (ii) a Default or Unmatured Default has occurred and is then continuing. In addition, upon on the earlier of (i) the date on which Borrower receives an Investment Grade Rating or any date thereafter on which Borrower maintains such an Investment Grade Rating, or (ii) the date on which Borrower shall consummate a Private Placement Facility in the amount of not less than One Hundred Million Dollars ($100,000,000.00), Borrower may request, upon not less than five (5) Business Days prior written notice to the Administrative Agent, the release of all Subsidiary Guarantors from the Subsidiary Guaranty other than those which have outstanding Recourse Indebtedness or Guarantee Obligations (other than the Subsidiary Guaranty), which release shall be effected by the Administrative Agent so long as no Default or Unmatured Default shall have occurred and be then continuing and in the case of a release requested in connection with a Private Placement Facility, such release shall be effective simultaneous with the closing of such Private Placement Facility. Administrative Agent is authorized by the Lenders and hereby agrees to execute any reasonable documentation requested by Borrower or would occur as a result of such Release. The Administrative Agent shall execute such documents and instruments as the Borrower may reasonably request, at the Borrower’s sole cost and expense, to evidence such release. 6.22. Intentionally Omitted . 6.23. Mergers, Consolidations and Sales of Assets . The Borrower will not, and will not permit any Subsidiary which is an owner of an Unencumbered Property (unless such Subsidiary is released or being released as a Subsidiary Guarantor at such time) to, merge into, including pursuant to a Delaware LLC Division, or consolidate with any other Person, or permit any other Person to merge into or consolidate with it. In addition, the Borrower will not permit the Consolidated Group, in the aggregate, to sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions), including, in each case, pursuant to a Delaware LLC Division, during any period of four (4) consecutive fiscal quarters assets of the Consolidated Group representing an aggregate value of more than twenty-five percent (25%) of the Total Asset Value in effect on the first day of such period, unless, in each case, (1) the Borrower shall have given the Administrative Agent and the Lenders at least 30 days’ prior written notice of such transaction, (2) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Unmatured Default is or would be in existence, including, without limitation, a Default or Unmatured Default resulting from a breach of Sections 6.16 and 6.17; and (3) at the time the Borrower gives notice pursuant to clause (1) of this sentence, the Borrower shall have delivered to the Administrative - 93 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Agent for distribution to each of the Lenders a compliance certificate in the form attached as Exhibit A hereto, calculated on a pro forma basis, evidencing the continued compliance by the Loan Parties with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Sections 6.16 and 6.17, after giving effect to such transaction. Notwithstanding the foregoing, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing: (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, provided that following such transaction Borrower remains an entity organized under the laws of the United StateStates of America, (ii) any Subsidiary may merge into any other member of the Consolidated Group in a transaction in which the surviving entity is a member of the Consolidated Group and remains an entity organized under the laws of the United StateStates of America, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another member of the Consolidated Group, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (v) any Subsidiary that is a Delaware LLC may consummate a Delaware LLC Division if, immediately upon the consummation of the Delaware LLC Division, the assets of the applicable Delaware Divided LLC are held by one or more Subsidiaries at such time or, with respect to assets not so held by one or more Subsidiaries, such Delaware LLC Division, in the aggregate, would otherwise result in a sale, transfer or other disposition permitted by this Section 6.23. ARTICLE VII. DEFAULTS The occurrence of any one or more of the following events shall constitute a Default: 7.1. Nonpayment of any principal payment due hereunder (including without limitation any principal payment due on account of Advances made to pay Reimbursement Obligations) or under any Note when due. 7.2. Nonpayment of interest upon any Note or of any fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due. 7.3. The breach of any of the terms or provisions of Sections 6.2, 6.4, 6.10, 6.11, 6.13, 6.16, 6.17, 6.19, 6.20, 6.21 or 6.23. 7.4. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, or any material certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made, provided that the facts or conditions giving rise to such falsity are not - 94 - US_Active\121281000US_ACTIVE\127990919\V-10-8

corrected by the Borrower within thirty (30) days after written notice of such falsity from the Administrative Agent. 7.5. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Administrative Agent. 7.6. The default by the Borrower or any other member of the Consolidated Group or any Investment Affiliate beyond any applicable notice and cure period in the payment of any amount due under, or the performance of any term, provision or condition contained in, the Term Loan Agreement or any other agreement with respect to (A) Recourse Indebtedness of the Borrower or of any other member of the Consolidated Group if the aggregate amount of Recourse Indebtedness so in default exceeds $50,000,000 (provided that if the total underlying Indebtedness so in default exceeds the portion which constitutes Recourse Indebtedness, only the portion that constitutes Recourse Indebtedness shall be taken into account in determining such $50,000,000 threshold), or (B) any Non-Recourse Indebtedness of the Borrower or any other member of the Consolidated Group or any Investment Affiliate in excess of $150,000,000 in the aggregate (any such Indebtedness causing the applicable threshold in clause (A) or clause (B) to be exceeded, together with the Indebtedness under the Term Loan Agreement, being referred to herein as “Material Indebtedness”) or any other event shall occur or condition exist, which causes or permits any such Material Indebtedness to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof. 7.7. The Borrower or any Subsidiary Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) fail to contest in good faith any appointment or proceeding described in Section 7.8 or (vi) admit in writing its inability to pay its debts generally as they become due. 7.8. A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary Guarantor or for any Substantial Portion of the Property of the Borrower or any Subsidiary Guarantor or a proceeding described in Section 7.7(iv) shall be instituted against the Borrower or any Subsidiary Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days. 7.9. The Borrower or any Subsidiary Guarantor shall fail within ninety (90) days to pay, bond or otherwise discharge any judgments or orders for the payment of money (to the - 95 - US_Active\121281000US_ACTIVE\127990919\V-10-8

extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not issued a notice denying coverage thereof) in an amount which, when added to all other judgments or orders outstanding against the Borrower or any Subsidiary Guarantor would exceed $50,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith. 7.10. An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $10,000,000 in any year or (ii) $40,000,000 for all periods50,000,000. 7.11. Any Change in Control shall occur. 7.12. Failure to complete any direct remediation obligation within the time period permitted by law or governmental order (or within a reasonable time in light of the nature of the problem if no specific time period is so established) with respect to material environmental problems at Projects owned by the Borrower or any of its Subsidiaries whose aggregate book values are in excess of $100,000,000 after all administrative hearings and appeals have been concluded, and if litigation is applicable to such obligation, after a final non-appealable judgment of a court of competent jurisdiction has been entered. Notwithstanding the foregoing, the Sacramento Project shall not be subject to this Section 7.12 and the value thereof shall be excluded in any calculation of the $100,000,000 amount described in this Section 7.12. 7.13. The occurrence of any “Default” as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided. 7.14. Any Governmental Authority shall issue any order or other directive requiring the Borrower to make any payment in excess of $50,000,000 after all administrative hearings and appeals have been concluded, and if litigation is applicable to such obligation, after a final non-appealable judgment of a court of competent jurisdiction has been entered. 7.15 The attempted disavowal, revocation or termination by the Borrower or any Loan Party of any of the Loan Documents. ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES 8.1. Acceleration . If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, so long as a - 96 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Default exists Lenders shall have no obligation to make any Loans and the Required Lenders, at any time prior to the date that such Default has been fully cured, may permanently terminate the obligations of the Lenders to make Loans hereunder and declare the Obligations to be due and payable, or both, whereupon if the Required Lenders elected to accelerate (i) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) if any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within thirty (30) days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion), shall use its good faith efforts to collect all amounts owed by the Borrower and any Guarantor under the Loan Documents by exercising all rights and remedies provided for under this Agreement or otherwise available at law or in equity, including without limitation by filing and diligently pursuing judicial action. In addition to the foregoing, following the occurrence of a Default and so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Required Lenders the Borrower shall deposit in the Letter of Credit Collateral Account cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees and other amounts due or which may become due with respect thereto, provided, however, that if any Default as described in Section 7.7 or 7.8 with respect to the Borrower occurs, the obligation to make such deposit into the Letter of Credit Collateral Account shall be automatic without any election or other action required on the part of the Administrative Agent or any Lender. The Borrower shall have no control over funds in the Letter of Credit Collateral Account. Such funds shall be promptly applied by the Administrative Agent to reimburse the Issuing Bank for drafts drawn from time to time under the Facility Letters of Credit and associated issuance costs and fees. Such funds, if any, remaining in the Letter of Credit Collateral Account following the payment of all Obligations in full shall, unless the Administrative Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower. If, within ten (10) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination. 8.2. Amendments . Subject to the provisions of this Article VIII, and except as otherwise permitted in Section 2.22 with respect to an Amendment Regarding Increase, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the - 97 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement or waiver shall, without the consent of all Lenders: (a) Extend the Facility Termination Date (except as provided in Section 2.21), or forgive all or any portion of the principal amount of any Loan or accrued interest thereon or the Facility Fee, reduce the Applicable Margins or Facility Fee Percentage or modify the underlying interest rate options (or modify any definition herein used in calculating such options which would have the effect of modifying such options) or extend the time of payment of any such principal, interest or facility fees. (b) Release any Subsidiary Guarantor from the Subsidiary Guaranty, except as expressly provided for herein; (c) Reduce the percentage specified in the definition of Required Lenders. (d) Increase the Aggregate Commitment beyond $700,000,0001,000,000,000 provided that no Lender’s Commitment can be increased without the consent of such Lender; (e) Amend the definitions of Commitment or Percentage; (f) Permit the Borrower to assign its rights under this Agreement. (g) Amend Sections 2.23, 6.21, 8.1, 8.2 , or 11.2. (h) Waive any Default under Section 7.1. No amendment of any provision of this Agreement relating to the Administrative Agent or Issuing Bank shall be effective without the written consent of the Administrative Agent. or Issuing Bank, respectively. Notwithstanding anything to the contrary contained in this Section 8.2, any applicable fee letter may only be amended, and the performance or observance by the Borrower thereunder may only be waived, in a writing executed by the parties thereto. Further notwithstanding anything to the contrary contained in this Section 8.2, (X) The Administrative Agent and the Borrower may, without the consent of any Lender, enter into the amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Section 2.16(b) in accordance with the terms of Section 2.16(b), and (Y) ESG Amendments and modifications to the ESG Pricing Provisions shall be subject solely to the terms of Section 8.4 below. No amendment of any provision of this Agreement affecting any of the obligations or liabilities of the Sustainability Structuring Agent shall be effective without the written consent of the Sustainability Structuring Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting - 98 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased, reinstated or extended, and the scheduled date for payment of any amount owing to such Defaulting Lender may not be extended, without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender. Further notwithstanding anything to the contrary in this Section 8.2, if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or the other Loan Documents or an inconsistency between provision of this Agreement and/or the other Loan Documents, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interest of any Lender. Any such amendment shall become effective without any further or consent of any of other party to this Agreement; provided that the Administrative Agent shall post any such amendment implementing such changes to the Lenders reasonably promptly after such amendment becomes effective. 8.3. Preservation of Rights . No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full. 8.4. ESG Amendment . (a) After the Third Amendment Effective Date but prior to the 12 month anniversary of the Third Amendment Effective Date (the “ESG Amendment Deadline”), the Borrower, in consultation with the Sustainability Structuring Agent, may in its sole discretion seek to establish specified key performance indicators with respect to certain environmental, social and governance (“ESG”) goals of the Borrower and its Subsidiaries (such indicators, “ESG KPI Metrics”) and thresholds or targets with respect thereto (in either case, such thresholds or targets, “SPTs”). The Administrative Agent - 99 - US_Active\121281000US_ACTIVE\127990919\V-10-8

and the Borrower (each acting reasonably and in consultation with the Sustainability Structuring Agent) may propose an amendment to this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating the KPI Metrics, the SPTs and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Any such ESG Amendment shall become effective upon (i) receipt by the Lenders of a lender presentation in regard to the KPI Metrics and SPTs from the Borrower no later than five (5) Business Days before the proposed effective date of such proposed ESG Amendment, (ii) the posting of such proposed ESG Amendment to all Lenders and the Borrower, (iii) the identification, and engagement at the Borrower’s cost and expense, of a sustainability assurance provider, which shall be a qualified external reviewer of nationally recognized standing, independent of the Borrower and its Affiliates, and (iv) the receipt by the Administrative Agent of executed signature pages and consents to such ESG Amendment from the Borrower, the Administrative Agent and Lenders comprising at least the Required Lenders. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPI Metrics and SPTs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Rate Adjustments”) to the Applicable Margin and Facility Fee Percentage may be made; provided that (x) the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than 0.040% in the Applicable Margin during any fiscal year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions, (y) the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or an increase of more than 0.010% in the Facility Fee Percentage during any fiscal year, which pricing adjustments shall be applied in accordance with the terms as further described in the ESG Pricing Provisions and (z) in no event shall any Applicable Margin or Facility Fee Percentage be less than zero (the provisions of this proviso, the “Sustainability Adjustment Limitations”). For the avoidance of doubt, the ESG Applicable Rate Adjustments shall not be cumulative year-over-year and shall only apply until the date on which the next adjustment is due to take place. The KPI Metrics, the Borrower’s performance against the KPI Metrics, and any related ESG Applicable Rate Adjustments resulting therefrom, will be determined based on certain Borrower certificates, reports and other documents, in each case, setting forth the KPI Metrics in a manner that is aligned with the Sustainability Linked Loan Principles (as last published in February 2023 by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association, as amended on April 20, 2023 and as may be further amended, revised or updated from time to time prior to the effectiveness of such ESG Amendment), including with respect to the selection, setting, calculation, certification and measurement thereof. Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Borrower, the Administrative Agent and the Required Lenders so long as such modification does not have the effect of (1) increasing or decreasing the Sustainability Adjustment Limitations set forth in the ESG Amendment or (2) reducing any Applicable Margin or Facility Fee Percentage to less than zero. Upon the request of the Borrower prior to the ESG Amendment Deadline and subject to the consent of the Required Lenders, the ESG Amendment Deadline may be extended for an additional six - 100 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(6) months. Nothing herein shall require Borrower to provide any sustainability reports prior to the effectiveness of an ESG Amendment. (b) The Borrower, the Sustainability Structuring Agent, the Administrative Agent and the Lenders agree that neither the Loans nor the Commitments are, nor shall be, a deemed sustainability-linked loan unless and until the effectiveness of any ESG Amendment. Prior to the effectiveness of an ESG Amendment, the Borrower will not publish any materials or statements (including on any website of the Borrower, in the financial statements or annual reports of the Borrower or in any press release or public announcement issued by the Borrower) which refer to this Agreement being a sustainability-linked loan. (c) Other than (i) increasing or decreasing the Sustainability Adjustment Limitations or (ii) reducing any Applicable Margin or the Applicable Facility Fee to less than zero (which, for the avoidance of doubt, shall be subject to the written consent of all Lenders in accordance with Section 8.2), this Section 8.4 shall supersede any other clause or provision in Section 8.2 to the contrary, including any provision of Section 8.2 requiring the consent of all Lenders for reductions in interest rates or fees payable hereunder. ARTICLE IX. GENERAL PROVISIONS 9.1. Survival of Representations . All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated. 9.2. Governmental Regulation . Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation. 9.3. [Intentionally Deleted] . 9.4. Headings . - 101 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents. 9.5. Entire Agreement . The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof. 9.6. Several Obligations; Benefits of the Agreement . The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. The Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to the Agreement and their respective successors and assigns. 9.7. Expenses; Indemnification . The Borrower shall reimburse the Administrative Agent for any reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees of a single firm of counsel) paid or incurred by the Administrative Agent in connection with the amendment or modification of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent for any reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees of a single firm of counsel) paid or incurred by the Administrative Agent in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout). The Borrower further agrees to indemnify the Administrative Agent, the Arrangers, the Sustainability Structuring Agent, the Co-Syndication Agents, each Lender and, their respective Affiliates, and their respective directors, officers and employees (the “Indemnified Persons”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and reasonable expenses of a single firm of counsel to the Indemnified Parties (or in the case of a conflict of interest where an affected Indemnified Party notifies the Borrower of such conflict, an additional firm of counsel for such affected Indemnified Party or Indemnified Parties), in each case arising out of or in connection with or by reason of any investigation, litigation or proceeding (each, a “Proceeding”) related to or arising out of this Agreement, the other Loan Documents, the Projects, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise (a) out of the fraud, gross negligence or willful misconduct of the - 102 - US_Active\121281000US_ACTIVE\127990919\V-10-8

party seeking indemnification therefor as finally determined by a final, non-appealable judgment of a court of competent jurisdiction, (b) from claims of an Indemnified Person against any Affiliate or related Indemnified Person of such Indemnified Person or (c) as a result of any obligation owed by such Indemnified Party to any third party based upon contractual obligations of such Indemnified Party owing to such third party which are not expressly referenced in this Agreement. To the extent permitted by applicable law, (x) the Borrower shall not assert, and hereby waives, any claim against any of the foregoing Indemnified Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Facility Letter of Credit or the use of the proceeds thereof and (y) the Administrative Agent, the Sustainability Structuring Agent, the Co-Syndication Agents, the Arrangers and the Lenders shall not assert, and hereby waive, any claim against any of the Borrower and any other Loan Party, or any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Facility Letter of Credit or the use of the proceeds thereof, provided that nothing in clause (a) above shall relieve Borrower or any other Loan Party of any obligation it may have to indemnify an Indemnified Person against special, indirect, consequential or punitive damages asserted against such Indemnified Person by a third party. The obligations of the Borrower under this Section 9.7 shall survive the termination of this Agreement. This Section 9.7 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. 9.8. Numbers of Documents . All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders. 9.9. Accounting . Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect from time to time; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder - 103 - US_Active\121281000US_ACTIVE\127990919\V-10-8

setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease under GAAP as of the Agreement Effective Date and any similar lease entered into after the Agreement Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Capital Lease Obligations. 9.10. Severability of Provisions . Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable. 9.11. No Advisory or Fiduciary Responsibility . The relationship between the Borrower, on the one hand, and the Lenders, the Administrative Agent, the Sustainability Structuring Agent and the Co-Syndication Agents on the other, shall be solely that of borrower and lender. NeitherNone of the Administrative Agent, nor the Sustainability Structuring Agent, nor the Co-Syndication Agents nor any Lender shall have any fiduciary responsibilities to the Borrower. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Sustainability Structuring Agent, the Co-Syndication Agents and the Arrangers are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Sustainability Structuring Agent, the Co-Syndication Agents and the Arrangers, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Sustainability Structuring Agent, the Co-Syndication Agents and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neithernone of the Administrative Agent, nor the Sustainability Structuring Agent, nor the Co-Syndication Agents nor any Arranger has any obligation to the Borrower, any - 104 - US_Active\121281000US_ACTIVE\127990919\V-10-8

other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Sustainability Structuring Agent, the Co-Syndication Agents, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neithernone of the Administrative Agent, nor the Sustainability Structuring Agent, nor the Co-Syndication Agents nor any Arranger has any obligation to disclose any of such interests to the Borrower, any other Loan Party, or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Sustainability Structuring Agent, the Co-Syndication Agents and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty to the Borrower or any other Loan Party in connection with any aspect of any transaction contemplated hereby. NeitherNone of the Administrative Agent, nor the Sustainability Structuring Agent, nor the Co-Syndication Agents nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. 9.12. Choice of Law . THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. 9.13. Consent to Jurisdiction . THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES DISTRICT COURT FOR NORTHERN DISTRICT OF ILLINOIS OR STATE COURT LOCATED IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY - 105 - US_Active\121281000US_ACTIVE\127990919\V-10-8

MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS. 9.14. Waiver of Jury Trial . THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. 9.15. Other Agents. The Co-Syndication Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender. 9.16. Acknowledgement and Consent to Bail In of Affected Financial Institutions . Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an Affected Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or - 106 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 9.17. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. (b) As used in this Section 9.17, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b) - 107 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 9.18. Erroneous Payments. (a) If the Administrative Agent notifies a Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank such Lender or Issuing Bank (any such Lender, Issuing Bank, or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error. (b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any - 108 - US_Active\121281000US_ACTIVE\127990919\V-10-8

of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case: (i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and (ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.19(b). (c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. (d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class (i.e., Revolving Loan or Term Loan) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment - 109 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Issuing Bank under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from any Loan Party for the purpose of making such Erroneous Payment. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine - 110 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(g) Each party’s obligations, agreements and waivers under this Section 9.18 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document. ARTICLE X. THE ADMINISTRATIVE AGENT 10.1. Appointment . KeyBank National Association, is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives. 10.2. Powers . The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided for in this Agreement and/or the other Loan Documents to be taken by the Administrative Agent. 10.3. General Immunity . - 111 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. 10.4. No Responsibility for Loans, Recitals, etc . Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made by anyone other than the Administrative Agent or one of its Affiliates in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith with respect to anyone other than the Administrative Agent or one of its Affiliates; (v) the value, sufficiency, creation, perfection, or priority of any interest in any collateral security; or (vi) the financial condition of the Borrower or any Guarantor. Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by Borrower to the Administrative Agent at such time, but is voluntarily furnished by Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity). 10.5. Action on Instructions of Lenders . The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the required percentage of the Lenders needed to take such action or refrain from taking such action, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action, other than liability, cost or expense that arises from the Administrative Agent’s gross negligence or willful misconduct. - 112 - US_Active\121281000US_ACTIVE\127990919\V-10-8

10.6. Employment of Agents and Counsel . The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document. 10.7. Reliance on Documents; Counsel . The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. 10.8. Administrative Agent’s Reimbursement and Indemnification . The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (i) for those amounts which are specifically reimbursable by Borrower under this Agreement and the other Loan Documents, to the extent not so reimbursed by Borrower, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents pursuant to the Administrative Agent’s obligations hereunder which are not specifically reimbursable by Borrower under this Agreement or any other Loan Document, to the extent not actually reimbursed by Borrower, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent’s express obligations and undertakings to the Lenders. The obligations of the Lenders and the Administrative Agent under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement. - 113 - US_Active\121281000US_ACTIVE\127990919\V-10-8

10.9. Rights as a Lender . In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. 10.10. Lender Credit Decision . Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the other Loan Documents. 10.11. Successor Administrative Agent . Except as otherwise provided below, KeyBank National Association shall at all times serve as the Administrative Agent during the term of this Facility so long as KeyBank continues to be a Lender. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent. If the Administrative Agent has been grossly negligent in the performance of its obligations hereunder, the Administrative Agent may be removed at any time by written notice received by the Administrative Agent from other Lenders holding in the aggregate at least two-thirds of that portion of the Aggregate Commitment not held by the Administrative Agent or its affiliates, such removal to be effective on the date specified by such other Lenders. Upon any such resignation or removal, such other Lenders shall appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent which appointment shall, provided no Default or Unmatured Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and its Affiliates that are Qualified Institutions as a successor Agent) If no successor Administrative Agent shall have been so - 114 - US_Active\121281000US_ACTIVE\127990919\V-10-8

appointed by such other Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent shall appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000 (a “Qualified Institution”). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. 10.12. Notice of Defaults . If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact provided that the failure to give such notice shall not create liability on the part of a Lender. Upon receipt of such notice that a Default or Unmatured Default has occurred, the Administrative Agent shall promptly notify each of the Lenders of such fact. 10.13. Requests for Approval . If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten (10) Business Days (or by such earlier date as is conspicuously noted in such request if the Administrative Agent has made a reasonable determination that the Borrower has a legitimate business reason for seeking such consent or approval on an expedited basis) after such written request from the Administrative Agent. If the Lender does not so respond to a request with a ten (10) Business Day response time, that Lender shall be deemed to have approved the request. If the Lender does not so respond to request with less than a ten (10) Business Day response time, that Lender shall be deemed to have denied the request. - 115 - US_Active\121281000US_ACTIVE\127990919\V-10-8

10.14. Defaulting Lender Adjustments . Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law: (a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders. (b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, as the Borrower may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) satisfy such Defaulting Lender’s potential future funding obligations to the Issuing Bank under Article IIA with respect to any then outstanding Facility Letters of Credit; fifth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligation in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility Letters of Credit were issued at a time when the conditions set forth in Article IV were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Reimbursement Obligations are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a - 116 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Defaulting Lender that are applied (or held) to pay amounts owed or to be owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (c) Certain Fees. (i) Each Defaulting Lender shall be entitled to receive Facility Fees for any period during which that Lender is a Defaulting Lender only to extent allocable to the outstanding principal amount of the Loans funded by it rather than the Defaulting Lender’s Commitment. (ii) Each Defaulting Lender shall be entitled to receive Facility Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its applicable Percentage of the stated amount of Facility Letters of Credit for which amounts are being held by the Administrative Agent pursuant to Section 10.14(b) for application to the obligations of such Defaulting Lender. (iii) With respect to any Facility Fee or Facility Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Reimbursement Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Bank’s exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Reimbursement Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause such Non-Defaulting Lender’s share of the aggregate Outstanding Facility Amount to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (d) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other - 117 - US_Active\121281000US_ACTIVE\127990919\V-10-8

Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility Letters of Credit to be held pro rata by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. 10.15. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I - 118 - US_Active\121281000US_ACTIVE\127990919\V-10-8

of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). ARTICLE XI. SETOFF; RATABLE PAYMENTS 11.1. Setoff . In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower or any of the Subsidiary Guarantors becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower or such Subsidiary Guarantor, as the case may be, may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due, provided however that any such offset and application shall only be made after such Lender has obtained the prior written approval of the Administrative Agent, which approval shall not be unreasonably withheld. 11.2. Ratable Payments . If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) in a greater proportion - 119 - US_Active\121281000US_ACTIVE\127990919\V-10-8

than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS 12.1. Successors and Assigns . The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to the Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under the Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under the Agreement and any Note to its trustee in support of its obligations to its trustee, provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent and Borrower may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent and Borrower may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan. 12.2. Participations . - 120 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(1) Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities (other than an Ineligible Institution) (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. (2) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than those amendments, modifications or waivers with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all the Lenders pursuant to the terms of clauses (a), (b) or (e) of Section 8.2 hereof. (3) Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Participant Register shall be available for inspection by Borrower and Administrative Agent, at any reasonable time and upon reasonable prior notice. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (4) Benefit of Setoff. Each Lender shall retain the right of setoff provided in Section 11.1 and shall not be permitted to share such right with any Participant. - 121 - US_Active\121281000US_ACTIVE\127990919\V-10-8

12.3. Assignments . (a) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any other Lender or to any Affiliate of such Lender or of any other Lender without the prior approval of the Borrower, or to one or more other entities, with the prior approval of the Borrower, which approval of the Borrower (i) shall not be unreasonably withheld or delayed and shall be deemed given if not withheld within five (5) Business Days after written request for such approval from the Administrative Agent and (ii) shall not be required if a Default or Unmatured Default has occurred and is then continuing (such permitted assignees hereinafter referred to as “Purchasers”), all or any portion of its rights and obligations under the Loan Documents provided that any assignment of only a portion of such rights and obligations shall be in an amount not less than $5,000,000 (it being understood and agreed that no Lender may hold an unparticipated interest of less than $5,000,000 unless such Lender’s interest has been reduced to zero). Notwithstanding the foregoing, no such assignment may be made to an Ineligible Institution. Such assignment shall be substantially in the form of Exhibit B hereto or in such other form as may be agreed to by the parties thereto. The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof or an entity that manages a Lender. Such consent shall not be unreasonably withheld or delayed. (b) Effect; Effective Date. Upon (i) delivery to the Administrative Agent and Borrower of a notice of assignment, substantially in the form attached as Exhibit “I” to Exhibit B hereto (a “Notice of Assignment”), together with any consents required by Section 12.3(a), and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender (other than a transferor Lender transferring to an Affiliate of such Lender unless such Affiliate is a Qualified Institution) shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(b), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment. - 122 - US_Active\121281000US_ACTIVE\127990919\V-10-8

(c) Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its U.S. offices a copy of each Notice of Assignment delivered to it and shall record in its records the names and addresses of the Lenders hereunder and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof (the “Register”). The Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is so recorded as a Lender hereunder for all purposes of this Agreement. This Section 12.3(c) shall be construed so that the Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any other relevant or successor provisions of the Code or the regulations promulgated thereunder). The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and upon reasonable prior notice. 12.4. Dissemination of Information . The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, subject in each case to the confidentiality provisions of Section 12.6. 12.5. Tax Treatment . If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5. 12.6. Confidentiality . Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, consultants, service providers, and advisors, including accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that the Administrative Agent or Lender requested to make such disclosure promptly informs the Borrower of such request if lawfully permitted to do so, so that the Borrower may have an opportunity to object and/or seek an appropriate protective order at the Borrower’s sole - 123 - US_Active\121281000US_ACTIVE\127990919\V-10-8 cost and expense, and provided further that the Borrower agrees that in no event shall any such notification be required in respect of any disclosure to bank regulatory authorities having jurisdiction over any Lender, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or the enforcement of rights under the Loan Documents, (f) subject to receipt of a written agreement from such Person containing provisions substantially the same as those of this Section, to any Transferee or prospective Transferee of any of its rights or obligations under this Agreement, (g) with the written consent of Borrower, (h) to any member of the Consolidated Group, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower, which source is not bound by a contractual or other obligation of confidentiality to any Person. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. 12.7. Titled Agents . Each of the each of the Joint Lead Arrangers and Joint Book Managers, the Joint Passive Bookrunners, the Co-Syndication Agents and the Sustainability Structuring Agent (each a “Titled Agent”), in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The titles given to the Titled Agents are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Administrative Agent, any Lender, any Issuing Bank, the Borrower or any other Loan Party and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled. 12.8. Sustainability Exculpatory Provisions . None of the Administrative Agent or the Sustainability Structuring Agent (a) shall have any duty to ascertain, inquire into, or otherwise independently verify, any sustainability-related information or any other information or materials provided by the Borrower or any of its Affiliates and used in connection with the sustainability provisions of this Agreement, including with respect to any applicable ESG KPI Metrics, SPTs, ESG Pricing Provisions and ESG Applicable Rate Adjustments (nor any data or computations that are part of or related to such any such terms or provisions), (b) shall have any responsibility for (or liability in respect of) the completeness or accuracy of any such information, nor (c) makes any assurances or - 124 - US_Active\121281000US_ACTIVE\127990919\V-10-8

guarantees as to whether (i) an ESG Amendment will be effected, (ii) any Commitment or Loan meets any institutional, regulatory or other criteria, strategy, taxonomy or expectations with regard to environmental impact and/or sustainability performance of the Borrower or any Subsidiary thereof, any Lender or any other Person, (iii) the characteristics of the relevant ESG KPI Metrics or SPTs to which the Borrower will link a potential margin or fee step-up or step-down, including any environmental or sustainability criteria in respect thereof, meet any industry standards or market expectations for sustainability-linked facilities or (iv) any ESG KPI Metrics or SPTs from time to time in this Agreement or any other Loan Document will be attainable or able to be maintained by the Borrower or its Affiliates. Each party hereto hereby agrees that neither the Administrative Agent, nor the Sustainability Structuring Agent shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Borrower of any ESG KPI Metrics, any ESG Applicable Rate Adjustment or any other margin or fee adjustment (or any of the data or computations that are part of or related to any such calculation) set out in any pricing certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry, when implementing any such pricing adjustment). 12.9. Successor Sustainability Structuring Agent . Subject to the appointment and acceptance of a successor Sustainability Structuring Agent as provided in this Section, the Sustainability Structuring Agent may resign at any time by notifying the Administrative Agent, the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the reasonable consent of the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Sustainability Structuring Agent gives notice of its resignation, then the retiring Sustainability Structuring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Sustainability Structuring Agent, which shall be a Lender or an Affiliate of any such Lender. Upon the acceptance of its appointment as Sustainability Structuring Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Sustainability Structuring Agent and the retiring Sustainability Structuring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Revolving Sustainability Structuring Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the resignation of the Sustainability Structuring Agent hereunder, the provisions of Sections 9.7, 9.11, 12.7, 12.8 and this 12.9 shall continue in effect for the benefit of such retiring Sustainability Structuring Agent in respect of any actions taken or omitted to be taken by it while it was acting as Sustainability Structuring Agent. - 125 - US_Active\121281000US_ACTIVE\127990919\V-10-8

ARTICLE XIII. NOTICES 13.1. Giving Notice . All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile (if confirmed in writing as provided below), or by email (if confirmed in writing as provided below) and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received and any notice, if transmitted by email or facsimile, shall be deemed given when transmitted (provided a copy of such notice is also sent by overnight delivery service which is scheduled for delivery no later than the first Business Day after the date of such email or facsimile). 13.2. Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto. ARTICLE XIV. PATRIOT ACT Each Lender hereby notifies the Borrower and the Subsidiary Guarantors that pursuant to the requirements of the USA Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and the Subsidiary Guarantors, which information includes the name and address of the Borrower and the Subsidiary Guarantors and other information that will allow such Lender to identify the Borrower and the Subsidiary Guarantors in accordance with the Act. The Borrower agrees to cooperate for itself and on behalf of the Subsidiary Guarantors with each Lender and provide true, accurate and complete information to such Lender in response to any such request. ARTICLE XV. COUNTERPARTS This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has - 126 - US_Active\121281000US_ACTIVE\127990919\V-10-8

been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by email or telephone, that it has taken such action. (Remainder of page intentionally left blank.) - 127 - US_Active\121281000US_ACTIVE\127990919\V-10-8

[SIGNATURE PAGES, SCHEDULES AND EXHIBITS ARE INTENTIONALLY OMITTED AND BEING AMENDED, IF AT ALL, AS SET FORTH IN THE FIRST AMENDMENT] US_ACTIVE\121281000\V-3 US_Active\121281000US_ACTIVE\127990919\V-10-8

EXHIBIT G

APPLICABLE MARGINS

The interest due hereunder with respect to the Advances and the Facility Letter of Credit Fees with respect to Facility Letters of Credit shall vary from time to time and shall be determined by reference to the Type of Advance and the Leverage Ratio in effect as of the last day of the most recent fiscal quarter of the Borrower for which financial results have been reported. Any such change in the Applicable Margin shall be made on the fifth (5th) day subsequent to the date on which the Administrative Agent receives a compliance certificate pursuant to Section 6.1(d) with respect to the preceding fiscal quarter of Borrower. Such changes shall be given prospective effect only, and no recalculation shall be done with respect to interest or Facility Letter of Credit Fees accrued prior to the date of such change in the Applicable Margin. If any such compliance certificate shall later be determined to be incorrect and as a result a higher Applicable Margin should have been in effect for any period, Borrower shall pay to the Administrative Agent for the benefit of the Lenders all additional interest and fees which would have accrued if the original compliance certificate had been correct, as shown on an invoice to be prepared by the Administrative Agent and delivered to Borrower, on the next Payment Date following delivery of such invoice.

The per annum Applicable Margins that will be either added to the Alternate Base Rate to determine the Floating Rate, or added to Adjusted Daily Simple SOFR to determine the Daily Simple SOFR Rate, or added to Adjusted Term SOFR to determine the Term SOFR Rate in effect from time to time during any Interest Period with respect to Loans shall be determined as follows (the "Leverage Based Pricing Schedule"):

Leverage Ratio	SOFR Applicable Margin	ABR Applicable Margin	Facility Fee Percentage
≤ 35%	1.05%	0.05%	0.15%
> 35%, ≤ 40%	1.10%	0.10%	0.15%
> 40%, ≤ 45%	1.15%	0.15%	0.20%
> 45%, ≤ 50%	1.25%	0.25%	0.20%
> 50%, ≤ 55%	1.30%	0.30%	0.30%
> 55%	1.50%	0.50%	0.30%

Notwithstanding the foregoing, effective as of the date on which Borrower receives an Investment Grade Rating or any date thereafter on which Borrower maintains such an Investment Grade Rating, Borrower may elect, upon not less than five (5) Business Days prior written notice to the Administrative Agent, for the per annum Applicable Margins that will be either added to the Alternate Base Rate to determine the Floating Rate, or added to Adjusted Daily Simple SOFR to determine the Daily Simple SOFR Rate, or added to Adjusted Term SOFR to determine the Term SOFR Rate in effect from time to time during any Interest Period with respect to Loans, as well as the Facility Fee due under Section 2.5(b) thereafter to be determined as follows (the "Ratings Based Pricing Schedule"):

Exhibit G – Page 1

Exhibit G – Page 2 Credit Rating SOFR Applicable Margin ABR Applicable Margin Facility Fee Percentage At least A- by S&P or Fitch or A3 by Moody’s 0.725% 0% 0.125% At least BBB+ by S&P or Fitch or Baa1 by Moody’s 0.775% 0% 0.150% At least BBB by S&P or Fitch or Baa2 by Moody’s 0.85% 0% 0.200% At least BBB- by S&P or Fitch or Baa3 by Moody’s 1.05% 0.05% 0.250% Below BBB- S&P or Fitch or Baa3 by Moody’s 1.40% 0.40% 0.300% If at any time the Borrower has been assigned two (2) applicable Credit Ratings which correspond to different levels in the above table, the Applicable Margins and Facility Fee Percentage will be determined based on the level corresponding to the higher Credit Rating of the two (2) assigned Credit Ratings; provided, that if the higher applicable Credit Rating and the lower applicable Credit Rating are more than one level apart, the Applicable Margin and Facility Fee Percentage will be determined based on the Credit Rating that is one level below the higher applicable Credit Rating. If at any time the Borrower has been assigned three (3) applicable Credit Ratings which correspond to different levels in the above table, then (A) if the difference between the highest and the lowest levels of such Credit Ratings is one level apart (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), then the Applicable Margin and Facility Fee Percentage will be determined based on the level corresponding to the highest of such Credit Ratings, and (B) if the difference between such applicable Credit Ratings is two or more levels apart (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch), then the Applicable Margin and Facility Fee Percentage will be determined based on the level that corresponds to the average of the two (2) highest applicable Credit Ratings, provided that if such average Credit Rating does not correspond to a level in the above table, then the Applicable Margin and Facility Fee Percentage will be determined based on the level that corresponds to the second highest applicable Credit Rating then assigned to the Borrower. If at any time the Borrower has been assigned only one Credit Rating, and such Credit Rating is from Moody’s or S&P, then the Applicable Margin and Facility Fee Percentage will be determined based on the level that corresponds to such applicable Credit Rating; however, if the Borrower has not been assigned (or at any time ceases to have) a Credit Rating from Moody’s or S&P, then (regardless of whether the Borrower has been assigned a Credit Rating from Fitch), the Applicable Margin and Facility Fee Percentage will be determined based on a Credit Rating of “Below BBB- S&P and Fitch or Baa3 by Moody’s”. Any such election by Borrower shall be irrevocable and the Ratings Based Pricing Schedule shall apply throughout the remaining term of the Loan. Any subsequent change in any of the Borrower’s Credit Ratings which would cause a different level to be applicable shall be effective as of the first day of the first calendar month immediately following the month in which the Administrative Agent receives written notice delivered by the Borrower that such change in a Credit Rating has occurred; provided, however, if the Borrower has not delivered the notice required but the Administrative Agent becomes aware that any of the Borrower’s Credit Ratings have changed,

Exhibit G – Page 3 then the Administrative Agent shall adjust the level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware of such change in Borrower’s Credit Ratings. Commencing on the Third Amendment Effective Date until the earlier of (x) October 23, 2025 and (y) the date that the Borrower delivers written notice to the Administrative Agent confirming that ESG Pricing Provisions have been established pursuant to an ESG Amendment that is then effective, the Applicable Margin (but not the Facility Fee Percentage) set forth in the applicable pricing table above shall be reduced by one (1.0) basis point, and (ii) thereafter, if an ESG Amendment has become effective, the ESG Applicable Rate Adjustments set forth therein shall apply, otherwise, the pricing set forth in the applicable pricing table above, without reduction or other adjustment, shall apply until the date (if any) that an ESG Amendment becomes effective.

Exhibit H – Page 1 EXHIBIT H LIST OF UNENCUMBERED PROPERTIES AS OF THIRD AMENDMENT EFFECTIVE DATE Elridge Town Center Texas NTB Elridge Texas Windermere Village Texas Custer Creek Village Texas The Centre on Hugh Howell Georgia Market at Westlake Texas Riverview Village Texas Scofield Crossing Texas Garden Village California Bear Creek Village Center California Peachland Promenade Florida Buckhead Crossing Georgia Gateway Market Center Florida Coweta Crossing Georgia Thomas Crossroads Georgia Rose Creek Georgia Bent Tree Plaza North Carolina Sarasota Pavilion Florida Pavilion at LaQuinta California Sycamore Commons North Carolina University Oaks Shopping Center Texas Suncrest Village Florida Plantation Grove Florida Westpark Shopping Center Virginia Rio Pinar Plaza Florida Sonterra Village Texas Renaissance Center I North Carolina Renaissance Center II North Carolina Shops at the Galleria Texas Stevenson Ranch California The Pointe at Creedmoor North Carolina Windward Commons Georgia

Exhibit G – Page 2 Old Grove Marketplace California Northcross Commons North Carolina Riverwalk Market Texas Campus Marketplace California Westfork Florida Paraiso Florida The Shops at Town Center Maryland Cary Park Town Center North Carolina The Parke Texas River Oaks Shopping Center California Kyle Marketplace Texas Plaza Midtown Georgia Kennesaw Marketplace Georgia PGA Plaza Palm Beach Gardens Florida Peachland Promenade Publix Florida Sandy Plains Centre Georgia Commons at University Place North Carolina Lakeside Winter Park Florida Lakeside Crossing Winter Park Florida Shops at Fairview Town Center Texas Southern Palm Crossing Florida Travilah Square Shopping Center Maryland Eldorado Marketplace Texas Antoine Town Center & Kroger Texas Kroger Elridge Town Center Texas Prestonwood Town Center Texas Bay Landing Florida Eastfield Village North Carolina Cyfair Town Center Texas Bay Colony I Texas Blackhawk Town Center Texas Bay Colony II Texas Cyfair Town Center II Texas Stables Town Center II Texas Stone Ridge Market Texas

Exhibit G – Page 3 Kroger Cyfair Town Center Texas Kroger Stables Town Center II Texas The Shoppes at Davis Lake North Carolina Moores Mill Georgia Maguire Goves Florida Scottsdale North Marketplace Arizona

Exhibit K-1 – Page 1 EXHIBIT K-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is made to that certain Second Amended and Restated Credit Agreement dated as of December 21, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among InvenTrust Properties Corp., a corporation organized under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.3 thereof (the “Lenders”), KeyBank National Association, as Administrative Agent (the “Administrative Agent”) and the other parties thereto. Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ __, 20__

Exhibit K-2 – Page 1 EXHIBIT K-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is made to that certain Second Amended and Restated Credit Agreement dated as of December 21, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among InvenTrust Properties Corp., a corporation organized under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.3 thereof (the “Lenders”), KeyBank National Association, as Administrative Agent (the “Administrative Agent”) and the other parties thereto. Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: ________ __, 20__

Exhibit K-3 – Page 1 EXHIBIT K-3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is made to that certain Second Amended and Restated Credit Agreement dated as of December 21, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among InvenTrust Properties Corp., a corporation organized under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.3 thereof (the “Lenders”), KeyBank National Association, as Administrative Agent (the “Administrative Agent”) and the other parties thereto. Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF PARTICIPANT] By: Name: Title: Date: ________ __, 20__

Exhibit K-4 – Page 1 EXHIBIT K-4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is made to that certain Second Amended and Restated Credit Agreement dated as of December 21, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among InvenTrust Properties Corp., a corporation organized under the laws of the State of Maryland (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.3 thereof (the “Lenders”), KeyBank National Association, as Administrative Agent (the “Administrative Agent”) and the other parties thereto. Pursuant to the provisions of Section 3.5 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W- 8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. [NAME OF LENDER] By: Name: Title: Date: ________ __, 20__

Schedule 5.6 – Page 1 SCHEDULE 5.6 LITIGATION None.

Schedule 5.7 – Page 1 SCHEDULE 5.7 SUBSIDIARIES OF BORROWER See attached.

As Of 10/11/2024



InvenTrust Properties Corp.
FEIN: 34-2019608
IA Sacramento Development VP, L.L.C. FEIN: 27-3571434
SB Retail Insurance Company, LLC FEIN: 92-1918416
InvenTrust Property Management, LLC FEIN: 46-4191122
IVT OP GP, LLC FEIN: 47-5171315
LP 99% Ownership Interest
IVT Acquisitions Corp. FEIN: 80-0926130
GP 1% Ownership Interest
IVT OP Limited Partnership FEIN: 37-1799067 Common Units: 100
IA Sacramento Rail, L.L.C. FEIN: 26-0566391
IA Sacramento Holdings, L.L.C. FEIN: 27-3571382
Mainline Holdings, Inc. FEIN: 35-2541288 Common: 1,000
90%
Downtown Railyard Venture, L.L.C. (JV Member)
10%
Downtown Railyard Venture, L.L.C.
IA Atlanta Buckhead Member, L.L.C. FEIN: Not Required
IA Atlanta Buckhead, L.L.C. FEIN: 20-1355978
IA Tucker Hugh Howell, L.L.C. FEIN: 20-8167038
IA Sarasota Tamiami, L.L.C. FEIN: 27-1503903
IA Woodstock Rose Creek, L.L.C. FEIN: 26-3938163
IA San Pedro Garden, L.L.C. FEIN: 27-0032645
IVT Riverwalk Market Flower Mound, LLC FEIN: 81-4271579
IVT Campus Marketplace San Marcos, LLC FEIN: 81-4062315
IVT Parke Cedar Park, LLC FEIN: 82-1989849
IVT Kyle Marketplace, LLC FEIN: 82-2000706
IVT Lakeside Winter Park, LLC. FEIN: 83-3964941
IVT Travilah Square Rockville, LLC
IVT Shoppes at Fairview, LLC
IVT Old Grove Marketplace Oceanside, LLC FEIN: 81-3536202
IVT Shops at MacArthur Hills Dallas Lender, LLC FEIN: 47-5367895
IVT Stevenson Ranch Plaza, LLC FEIN: 81-2133710
IVT Dallas Prestonwood, LLC
IA Orlando Suncrest Village, L.L.C. FEIN: 46-4725510
IVT Escarpment Village Austin, LLC
IVT Antoine Town Center Houston, LLC
IVT Moores Mill Atlanta, LLC
IVT Kennesaw Marketplace, LLC FEIN: 82-5011899
IVT Paraiso Parc Pembroke Pines, LLC. FEIN: 81-4709352
IVT Shops at Town Center Germantown, LLC FEIN: 81-4789208
IVT Westfork Plaza Pembroke Pines, LLC. FEIN: 81-4697611
IVT PGA Plaza Palm Beach Gardens, LLC FEIN: 82-5503257
IVT Retail TRS, Inc. FEIN: 83-2649481
IVT Stone Ridge San Antonio, LLC
IVT River Oaks Valencia, L.L.C. FEIN: 82-2755173
IVT Sandy Plains Centre Marietta, L.L.C. FEIN: 83-2902786
IVT River Oaks Valencia, L.L.C. FEIN: 82-2755173
IA Greeley Centerplace Holding, L.L.C. FEIN: 20-1970497
IA Greeley Centerplace, L.L.C. FEIN: 20-1953633
IVT Walnut Creek Westminster, LLC FEIN: 47-3576408
IA Wildomar Bear Creek, L.L.C. FEIN: 20-2176275
IVT Windward Commons Alpharetta, L.L.C. FEIN: 81-3321947
IVT Shops at MacArthur Hills Dallas, LLC FEIN: 47-5357039
IVT Plant Chandler, LLC
IVT Scottsdale North Marketplace, LLC
IVT Westpark Glen Allen, LLC FEIN: 47-3818472
IA Newnan Coweta, L.L.C. FEIN: 20-1356051
IA Port Charlotte Peachland, L.L.C. FEIN: 26-3934427
IA St. Petersburg Gateway, L.L.C. FEIN: 27-1503962
IA Colorado Springs Cheyenne, L.L.C. FEIN: 13-4210913
IA Erlanger Silverlake, L.L.C. FEIN: 01-0553357
IA Newnan Thomas, L.L.C. FEIN: 26-3938203
IVT Plaza Midtown Atlanta, LLC FEIN: 82-2481709
IVT Lakeside Crossing Winter Park, LLC. FEIN: 83-3980376
IVT Southern Royal Palm Beach, LLC
IVT Eldorado Marketplace Frisco, LLC
IVT Port Charlotte Peachland, LLC FEIN: 83-3170440
IVT Shops at Galleria Bee Cave, LLC FEIN: 81-1920418
IVT Sonterra Village San Antonio, LLC FEIN: 81-0750861
IVT Renaissance Center Durham II, LLC FEIN: 47-5344296
IVT Rio Pinar Plaza Orlando, LLC FEIN: 47-5570295
IA Ocoee Plantation Grove, L.L.C. FEIN: 46-4671196
IA Laquinta Pavilion, L.L.C. FEIN: 26-3937839
IVT Shops at Arbor Trails, LLC
IVT Bay Landing Bonita Springs, LLC
IVT Shoppes at Davis Lake Charlotte, LLC
IVT Northcross Center Huntersville LP, LLC FEIN: Not Required
IVT Northcross Center Huntersville GP, LLC FEIN: Not Required
.1%
99.9%
IVT Northcross Center Huntersville, LP FEIN: 81-4022054
IVT Renaissance Center Durham I LP, LLC FEIN: Not Required
IVT Renaissance Center Durham I GP, LLC FEIN: Not Required
.1%
99.9%
IVT Renaissance Center Durham I, LP FEIN: N/A
IVT Commons at University Place Durham LP, LLC FEIN: Not Required
IVT Commons at University Place Durham GP, LLC FEIN: Not Required
.1%
99.9%
IVT Commons at University Place Durham, LP FEIN: 82-2454264
IA Raleigh Bent Tree LP, LLC FEIN: Not Required
IA Raleigh Bent Tree GP, LLC FEIN: Not Required
.1%
99.9%
IA Raleigh Bent Tree, LP FEIN: 26-3938010
IA Matthews Sycamore LP, LLC FEIN: Not Required
IA Matthews Sycamore GP, LLC FEIN: Not Required
.1%
99%
IA Matthews Sycamore, LP FEIN: 27-1508198
IVT Creedmoor Raleigh LP, LLC FEIN: Not Required
IVT Creedmoor Raleigh GP, LLC FEIN: Not Required
.1%
99.9%
IVT Creedmoor Raleigh, LP FEIN: 81-3107627
IVT Cary Park Town Center LP, LLC FEIN: Not Required
IVT Cary Park Town Center LP, LLC FEIN: Not Required
1%
99%
IVT Cary Park Town Center, LP FEIN: 82-2454264
IVT Highland at Flower Mound Prairie Road, LLC
IVT Highlands at Flower Mound LP, LLC FEIN: Not required
IVT Highlands at Flower Mound GP, LLC FEIN: 35-2538017
99.9%
.1%
IVT Highlands at Flower Mound, LP FEIN: 47-4868953
MB Houston Eldridge Town Center GP, L.L.C. FEIN: 20-3735411
MB Houston Eldridge Town Center LP, L.L.C. FEIN: Not Required
.1%
99.9%
MB Houston Eldridge Town Center Limited Partnership FEIN: 20-3735444
MB Houston Eldridge LP, L.L.C. FEIN: Not Required
MB Houston Eldridge GP, L.L.C. FEIN: 20-3735299
99%
1%
MB Houston Eldridge Limited Partnership FEIN: 20-3735339
MB Houston Windemere GP, L.L.C. FEIN: 20-3735085
MB Houston Windemere LP, L.L.C. FEIN: Not Required
.1%
99.9%
MB Houston Windemere Limited Partnership FEIN: 20-3735135
IA Round Rock University Oaks LP, L.L.C. FEIN: Not Required
IA Round Rock University Oaks GP, L.L.C. FEIN: 27-1595095
.1%
99.9%
IA Round Rock University Oaks Limited Partnership FEIN: 27-1608647
IA Austin Scofield GP, L.L.C. FEIN: 20-8763944
IA Austin Scofield LP, L.L.C. FEIN: Not Required
.1%
99%
IA Austin Scofield Limited Partnership FEIN: 20-8783618
IA Richardson Custer Creek LP, L.L.C. FEIN: Not Required
IA Richardson Custer Creek GP, L.L.C. FEIN: 20-8764483
99.9%
.1%
IA Richardson Custer Creek Limited Partnership FEIN: 20-8784133
IA Westlake GP, L.L.C. FEIN: 20-8763977
IA Westlake LP, L.L.C. FEIN: Not Required
.1%
99.9%
IA Westlake Limited Partnership FEIN: 20-8783665
IA Arlington Riverview GP, L.L.C. FEIN: 20-8763884
IA Arlington Riverview LP, L.L.C. FEIN: Not Required
.1%
99%
IA Arlington Riverview Limited Partnership FEIN: 20-8783575
IVT Stonehenge Village Midlothian, LLC
IA Cypress Cyfair LP, L.L.C. FEIN: Not required
IA Cypress Cyfair GP, L.L.C. FEIN: 45-3037244
99.9%
.1%
IA Cypress Cyfair Limited Partnership FEIN: 45-3037662
MB Cypress Cyfair LP, L.L.C. FEIN: Not required
MB Cypress Cyfair GP, L.L.C. FEIN: 20-3789306
99.9%
.1%
MB Cypress Cyfair Limited Partnership FEIN: 20-3787241
MB Spring Stables LP, L.L.C. FEIN: Not Required
MB Spring Stables GP, L.L.C. FEIN: 20-3788823
99.9%
.1%
MB Spring Stables Limited Partnership FEIN: 20-3788462
MB League City Bay Colony LP, L.L.C. FEIN: Not Required
MB League City Bay Colony GP, L.L.C. FEIN: 20-3789738
99.9%
.1%
MB League City Bay Colony Limited Partnership FEIN: 20-3787656
MB Houston Blackhawk LP, L.L.C. FEIN: Not required
MB Houston Blackhawk GP, L.L.C. FEIN: 20-3779512
.1%
99.9%
A-S 66 Beltway 8-Blackhawk, L.P. FEIN:
IA League City Bay Colony LP, L.L.C. FEIN: Not required
IA League City Bay Colony GP, L.L.C. FEIN: 45-3037367
99.9%
.1%
IA League City Bay Colony Limited Partnership FEIN: 45-3037523
IVT Cypress Cyfair, LLC
IVT Spring Stables, LLC FEIN: 35-2661648
IAGM Retail Fund I Member, L.L.C. FEIN: 46-2269977
55%
IAGM Retail Fund I L.L.C. FEIN: 46-2401610
45%
PGGM Private Real Estate Fund FEIN: 46-2401610
Dissolution Hold
Eligible but unable to dissolve due to pending issues
Does not own property
Unencumbered by debt
Eligible for dissolution but awaiting tax clearance
JV Member
Dissolution Pending 2024
Dissolution Pending 2025
= Entity Owns another entity

Schedule 5.18 – Page 1 SCHEDULE 5.18 ENVIRONMENTAL MATTERS None.